                                                                    Exhibit 4(a)


                                 CLARCOR 401(k)

                             RETIREMENT SAVINGS PLAN

















                 Amended and Restated Effective December 1, 1987
                    Except as Specifically Provided Otherwise

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE 1
GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  PURPOSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  SOURCE OF FUNDS. . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.3  EFFECTIVE DATE . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.4  APPENDICES . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.5  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2
ELIGIBILITY AND PARTICIPATION. . . . . . . . . . . . . . . . . . . . . . . .  11
     2.1  ELIGIBILITY REQUIREMENTS . . . . . . . . . . . . . . . . . . . . .  11
     2.2  LEAVES OF ABSENCE. . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 3
CONTRIBUTIONS BY EMPLOYER. . . . . . . . . . . . . . . . . . . . . . . . . .  12
     3.1  EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . .  12
     3.2  BEFORE-TAX CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . .  13
     3.3  LIMITATIONS ON BEFORE-TAX CONTRIBUTIONS. . . . . . . . . . . . . .  13
     3.4  MATCHING EMPLOYER CONTRIBUTIONS. . . . . . . . . . . . . . . . . .  16

ARTICLE 4
PARTICIPANT CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . .  17
     4.1  AFTER-TAX CONTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . .  17
     4.2  CODE SECTION 401(M) LIMITATION ON AFTER-TAX CONTRIBUTIONS. . . . .  17
     4.3  MULTIPLE USE . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
     4.4  ROLLOVER CONTRIBUTION. . . . . . . . . . . . . . . . . . . . . . .  21
     4.5  ALLOCATION OF ROLLOVER CONTRIBUTIONS . . . . . . . . . . . . . . .  22

ARTICLE 5
ACCOUNTING PROVISIONS AND ALLOCATIONS. . . . . . . . . . . . . . . . . . . .  23
     5.1  PARTICIPANT'S ACCOUNTS . . . . . . . . . . . . . . . . . . . . . .  23
     5.2  INVESTMENT FUNDS.. . . . . . . . . . . . . . . . . . . . . . . . .  23
     5.3  ALLOCATION PROCEDURE . . . . . . . . . . . . . . . . . . . . . . .  24
     5.4  DETERMINATION OF VALUE OF TRUST FUND . . . . . . . . . . . . . . .  25
     5.5  ALLOCATION OF NET EARNINGS OR LOSSES . . . . . . . . . . . . . . .  25
     5.6  ELIGIBILITY TO SHARE IN FORFEITURES. . . . . . . . . . . . . . . .  26
     5.7  ALLOCATION OF BEFORE-TAX CONTRIBUTIONS . . . . . . . . . . . . . .  26
     5.8  ALLOCATION OF MATCHING EMPLOYER CONTRIBUTIONS. . . . . . . . . . .  26
     5.9  ALLOCATION OF AFTER-TAX CONTRIBUTIONS. . . . . . . . . . . . . . .  26
     5.10 ALLOCATION OF FORFEITURES. . . . . . . . . . . . . . . . . . . . .  26
     5.11 PROVISIONAL ANNUAL ADDITION. . . . . . . . . . . . . . . . . . . .  26
     5.12 LIMITATION ON ANNUAL ADDITIONS . . . . . . . . . . . . . . . . . .  27

ARTICLE 6
AMOUNT OF PAYMENTS TO PARTICIPANTS . . . . . . . . . . . . . . . . . . . . .  29
     6.1  GENERAL RULE . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     6.2  RETIREMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29



                                        i
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     6.3  DEATH. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     6.4  DISABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     6.5  VESTING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     6.6  RESIGNATION OR DISMISSAL . . . . . . . . . . . . . . . . . . . . .  30
     6.7  COMPUTATION OF PERIOD OF SERVICE . . . . . . . . . . . . . . . . .  30
     6.8  TREATMENT OF FORFEITURES . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE 7
DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     7.1  COMMENCEMENT AND FORM OF DISTRIBUTIONS . . . . . . . . . . . . . .  33
     7.2  DISTRIBUTIONS TO BENEFICIARIES . . . . . . . . . . . . . . . . . .  34
     7.3  BENEFICIARIES. . . . . . . . . . . . . . . . . . . . . . . . . . .  36
     7.4  INSTALLMENT OR DEFERRED DISTRIBUTIONS. . . . . . . . . . . . . . .  37
     7.5  FORM OF ELECTIONS AND APPLICATIONS FOR BENEFITS. . . . . . . . . .  37
     7.6  UNCLAIMED DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . .  37
     7.7  DISTRIBUTION OF AFTER-TAX CONTRIBUTIONS PRIOR TO TERMINATION OF
          EMPLOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     7.8  WITHDRAWALS FROM BEFORE-TAX ACCOUNT PRIOR TO TERMINATION OF
          EMPLOYMENT (effective for Plan Years before the 1989 Plan Year). . 38 7.8A WITHDRAWALS FROM BEFORE-TAX ACCOUNT PRIOR TO TERMINATION OF
          EMPLOYMENT (effective on and after the 1989 Plan Year) . . . . . .  38
     7.9  FACILITY OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . . .  41
     7.10 CLAIMS PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE 8
TOP-HEAVY PLAN REQUIREMENTS. . . . . . . . . . . . . . . . . . . . . . . . .  43
     8.1  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     8.2  TOP-HEAVY PLAN REQUIREMENTS. . . . . . . . . . . . . . . . . . . .  45

ARTICLE 9
POWERS AND DUTIES OF PLAN COMMITTEE. . . . . . . . . . . . . . . . . . . . .  47
     9.1  APPOINTMENT OF PLAN COMMITTEE. . . . . . . . . . . . . . . . . . .  47
     9.2  POWERS AND DUTIES OF COMMITTEE . . . . . . . . . . . . . . . . . .  47
     9.3  COMMITTEE PROCEDURES . . . . . . . . . . . . . . . . . . . . . . .  48
     9.4  CONSULTATION WITH ADVISORS . . . . . . . . . . . . . . . . . . . .  48
     9.5  COMMITTEE MEMBERS AS PARTICIPANTS. . . . . . . . . . . . . . . . .  48
     9.6  RECORDS AND REPORTS. . . . . . . . . . . . . . . . . . . . . . . .  49
     9.7  INVESTMENT POLICY. . . . . . . . . . . . . . . . . . . . . . . . .  49
     9.8  DESIGNATION OF OTHER FIDUCIARIES . . . . . . . . . . . . . . . . .  49
     9.9  OBLIGATIONS OF COMMITTEE . . . . . . . . . . . . . . . . . . . . .  50
     9.10 INDEMNIFICATION OF COMMITTEE . . . . . . . . . . . . . . . . . . .  50

ARTICLE 10
TRUSTEE AND TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     10.1 TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
     10.2 PAYMENTS TO TRUST FUND AND EXPENSES. . . . . . . . . . . . . . . .  51
     10.3 TRUSTEE'S RESPONSIBILITIES . . . . . . . . . . . . . . . . . . . .  51
     10.4 REVERSION TO AN EMPLOYER . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE 11



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AMENDMENT OR TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     11.1 AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     11.2 TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     11.3 FORM OF AMENDMENT, DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS, AND
          TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     11.4 LIMITATIONS ON AMENDMENTS. . . . . . . . . . . . . . . . . . . . .  52
     11.5 LEVEL OF BENEFITS UPON MERGER. . . . . . . . . . . . . . . . . . .  53
     11.6 VESTING UPON TERMINATION OR DISCONTINUANCE OF EMPLOYER
          CONTRIBUTIONS; LIQUIDATION OF TRUST. . . . . . . . . . . . . . . .  53

ARTICLE 12
ADOPTION BY AFFILIATES . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     12.1 ADOPTION OF PLAN . . . . . . . . . . . . . . . . . . . . . . . . .  55
     12.2 THE COMPANY AS AGENT FOR EMPLOYER. . . . . . . . . . . . . . . . .  55
     12.3 ADOPTION OF AMENDMENTS . . . . . . . . . . . . . . . . . . . . . .  55
     12.4 TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     12.5 DATA TO BE FURNISHED BY EMPLOYERS. . . . . . . . . . . . . . . . .  55
     12.6 JOINT EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . .  56
     12.7 EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     12.8 WITHDRAWAL . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
     12.9 PRIOR PLANS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

ARTICLE 13
MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     13.1 NO GUARANTEE OF EMPLOYMENT, ETC. . . . . . . . . . . . . . . . . .  57
     13.2 RIGHTS OF PARTICIPANTS AND OTHERS. . . . . . . . . . . . . . . . .  57
     13.3 QUALIFIED DOMESTIC RELATIONS ORDER . . . . . . . . . . . . . . . .  57
     13.4 CONTROLLING LAW. . . . . . . . . . . . . . . . . . . . . . . . . .  57
     13.5 SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     13.6 NOTIFICATION OF ADDRESSES. . . . . . . . . . . . . . . . . . . . .  57
     13.7 GENDER AND NUMBER. . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE 14
CHANGE IN CONTROL OF THE EMPLOYER. . . . . . . . . . . . . . . . . . . . . .  59
     14.1 CHANGE IN CONTROL - DEFINED. . . . . . . . . . . . . . . . . . . .  59
     14.2 INTENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     14.3 PROHIBITIONS ON CHANGE IN CONTROL. . . . . . . . . . . . . . . . .  59

APPENDIX A
APPLICABLE TO MICHIGAN SPRING COMPANY. . . . . . . . . . . . . . . . . . . .  61

APPENDIX B
APPLICABLE TO TIMMS SPRING COMPANY . . . . . . . . . . . . . . . . . . . . .  63

APPENDIX C
APPLICABLE TO BALDWIN FILTERS, INC.. . . . . . . . . . . . . . . . . . . . .  65

                                    ARTICLE 1
                                     GENERAL

     1.1 PURPOSE. It is the intention of the Employer to continue to provide for the administration of the CLARCOR 401(k) Retirement Savings Plan (formerly known as the J.L. Clark Retirement Savings Plan and Trust) and a Trust Fund in conjunction therewith for the benefit of eligible employees of the Employer, in accordance with the provisions of Code Sections 401 and 501 and in accordance with other provisions of law relating to profit sharing plans. Except as otherwise provided in this Plan or the Trust, upon the transfer by the Employer of any funds to the Trust Fund in accordance with the provisions of this Plan, all interest of the Employer therein shall cease and terminate, and no part of the Trust Fund shall be used for, or diverted to, purposes other than the exclusive benefit of Participants and their beneficiaries.

     1.2 SOURCE OF FUNDS. The Trust Fund shall be created, funded and maintained by contributions of the Employer, by contributions of the Participants, and by such net earnings as are obtained from the investment of the funds of the Trust Fund.

     1.3 EFFECTIVE DATE. The provisions of the Plan as herein restated shall be effective as of January 1, 1987, except for certain provisions the effective dates of which are set forth therein. Except as may be required by ERISA or the Code, the rights of any person whose status as an employee of the Employer and all Affiliates has terminated shall be determined pursuant to the Plan as in effect on the date such employment terminated, unless a subsequently adopted provision of the Plan is made specifically applicable to such person.

     1.4 APPENDICES. To the extent that provisions set forth in an Appendix to this Plan are different from the terms of the Plan as herein set forth, the provisions of such Appendix shall preempt any relevant terms of the Plan with respect to the Participants who are employees of the Employer to which such Appendix applies.

     1.5 DEFINITIONS. Certain terms are capitalized and have the respective meanings set forth in the Plan.

     "ACCOUNT" means each of the individual accounts established pursuant to
Article 5 representing a Participant's allocable share of the Trust Fund.

     "ACCOUNTS" means the collective individual accounts established pursuant to
Article 5.

     "ACTUAL DEFERRAL PERCENTAGE" and "ACTUAL DEFERRAL PERCENTAGE TESTS" are described in Section 3.3.

     "AFFILIATE" means any corporation or enterprise, other than the Employer, which, as of a given date, is a member of the same controlled group of corporations, the same group of trades or businesses under common control or the same affiliated service group, determined in accordance with Code Sections 414(b), (c), (m) or (o), as is the Employer. For purposes of determining the amount of a Participant's Annual Addition or Total Compensation and applying the limitations of Code Section 415 set forth in Article 5, "Affiliate" shall include any corporation or enterprise, other than the Employer, which, as of a given date, is a member of the same controlled group of corporations or the same group of trades or businesses under common control, determined in accordance with Code Sections 414(b) or (c) as modified by Code Section 415(h), as is the Employer.

     "AFTER-TAX CONTRIBUTIONS" means the contributions of Participants pursuant to Section 4.1.

     "ANNUAL ADDITION" means for any Limitation Year, all Before-Tax Contributions, Matching Employer Contributions, Employer Contributions, forfeitures and After-Tax Contributions allocated to the Accounts of a Participant under this Plan and any employer contributions, forfeitures and employee after-tax contributions allocated to such Participant under any other defined contribution plan maintained by the Employer or an Affiliate; provided, however, that with respect to a Limitation Year beginning before the 1987 Plan Year, only the greater of (a) the Participant's After-Tax Contributions under this Plan and employee after-tax contributions under such other plans for such year in excess of 6% of the Participant's Total Compensation for the Limitation Year or (b) one-half of all of the Participant's After-Tax Contributions under this Plan and employee after-tax contributions under such other plans for such Limitation Year shall be included in the Annual Addition.

     "BASIC BEFORE-TAX CONTRIBUTIONS" mean, with respect to a Participant, the contributions made on behalf of such Participant pursuant to Section 3.2, which contributions may not exceed 3%, in one-quarter percentages, of the Participant's Considered Compensation and, with respect to the Employer, mean the sum of all such contributions made on behalf of all Participants.

     "BEFORE-TAX CONTRIBUTIONS" mean, with respect to a Participant, the sum of the Basic Before-Tax Contributions and the Supplemental Before-Tax Contributions made on behalf of such Participant by the Employer as described in Section 3.2 and, with respect to the Employer, mean the sum of all such contributions made on behalf of all Participants.

     "CODE" means the Internal Revenue Code of 1986, as from time to time amended.

     "COMMITTEE" means the plan administrator and named fiduciary appointed pursuant to Section 9.1.

     "COMPANY" means CLARCOR Inc., formerly known as the J.L. Clark Manufacturing Co.

     "COMPENSATION" means a Participant's "Considered Compensation" or "Total Compensation," as follows:

          (a) "CONSIDERED COMPENSATION" is the Participant's Total Compensation for the Plan Year paid while he was a Participant plus elective contributions that are made by an Employer on behalf of Employees that are not includible in gross income under Code Section 125, 402(a)(8), 402(h) and 403(b), but excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits (even if includible in gross income); provided, however, that beginning with the 1989 Plan Year, Considered Compensation shall not include any amount in excess of $200,000 (as adjusted annually by the Secretary of the Treasury for increases in the cost of living); provided, further, that for purposes of the preceding clause, the Considered Compensation of a Participant who is a Highly Compensated Employee and who at any time during the Plan Year is a Five-Percent Owner or a member of the group consisting of the 10 employees of the Employer and all Affiliates paid the greatest Total Compensation for the Plan Year shall include the Considered Compensation of the Participant's spouse or the Participant's child or grandchild under the age of 19 and the $200,000 (as adjusted) limitation shall be applied as if such Participant, spouse, child and grandchild constituted a single Participant and allocated among such individuals pro rata on the basis of Considered Compensation determined before application of the $200,000 (as adjusted) limitation.

          (b) "TOTAL COMPENSATION" for a period is the Participant's wages as defined in Code Section 3401(a) for purposes of income tax withholding at the source (W-2 earnings) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed.

     "CONTRIBUTION PERCENTAGE" and "CONTRIBUTION PERCENTAGE TESTS" are described in Section 4.2.

     "DEFINED BENEFIT DOLLAR LIMITATION" means an amount equal to $90,000, or, if greater, the amount in effect as of the last day of the Limitation Year under Code Section 415(b)(1)(A), as adjusted by the Secretary of the Treasury pursuant to Code Section 415(d).

     "DEFINED CONTRIBUTION DOLLAR LIMITATION" means an amount equal to $30,000 or, if greater, one-fourth of the Defined Benefit

Dollar Limitation, prorated for any Limitation Year of less than 12 months.

     "DETERMINATION DATE" is the applicable Valuation Date (as determined below) on which the balance of a Participant's Accounts in the Trust Fund shall be determined for purposes of determining the amount distributable from the Trust Fund to the Participant, or in the event of his death, his beneficiary pursuant to Articles 6 and 7:

          (a) In the case where the balance of a Participant's Accounts is to be determined upon his termination of employment for purposes of distribution, the applicable Valuation Date shall be the Valuation Date coinciding with or next succeeding such termination of employment; provided, however, that if the Participant or beneficiary does not elect to commence distribution of such Accounts until after the Valuation Date next succeeding the termination of employment, then the applicable Valuation Date shall be the Valuation Date coinciding with or next succeeding the date such election is made.

          (b) In the case where the balance of a Participant's Account or Accounts is to be determined prior to his termination of employment: 1) for purposes of a distribution to the Participant in accordance Section 7.7, 7.8, or 7.8A, 2) because of termination of the Plan in accordance with Article 11, or
3) for purposes of a distribution to the Participant in accordance with Section 7.1(g), the applicable Valuation Date shall be the Valuation Date coinciding with or next preceding the date of such determination.

     "ELIGIBLE EMPLOYEE" means any employee of the Employer who is not a Leased Employee, a Temporary Employee, a Part-time Employee or a Member of a Collective Bargaining Unit.

     "ELIGIBLE PARTICIPANT" is a Participant as defined in Section 5.6.

     "EMPLOYER" means the Company and any Affiliate which adopts this Plan pursuant to Article 12.

     "EMPLOYMENT COMMENCEMENT DATE" for an employee is the first date on which he performs duties for the Employer or an Affiliate as an employee; provided that in the case of an employee who returns to service following his Severance Date, the employee's "Employment Commencement Date" is the first date on which he performs duties for the Employer or an Affiliate as an employee following such Severance Date.

     "ENTRY DATE" means the first day of each month of each Plan Year.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

     "EXCESS FORFEITURE SUSPENSE ACCOUNT" is the account described in
Section 5.12.

     "EXCESS TENTATIVE EMPLOYER CONTRIBUTION" is the excess contribution described in Section 5.12.

     "FAMILY GROUP" means all Family Members of a Highly Compensated Employee who is a Five-Percent Owner or who is a member of the group consisting of the 10 employees of the Employer and all Affiliates paid the greatest Total Compensation during the Plan Year. If two or more Family Groups include common Family Members, such Family Groups shall be aggregated as one Family Group.

     "FAMILY MEMBER" means a Highly Compensated Employee who is a Five-Percent Owner or who is a member of the group consisting of the 10 employees of the Employer and all Affiliates paid the greatest Total Compensation during the Plan Year, and any individual who is the spouse, lineal ascendant or descendant, or the spouse of a lineal ascendant or descendant, of such Five-Percent Owner or such member.

     "FIVE-PERCENT OWNER" means an employee described in Code Section 416(i)(1).

     "HIGHLY COMPENSATED EMPLOYEE" means, for the Determination Year, an employee of the Employer or an Affiliate who was a Participant eligible during the Plan Year to make Before-Tax Contributions and/or After-Tax Contributions and who:

          (a)  during the Lookback Year:

               (i)   was a Five-Percent Owner; or

              (ii) received Total Compensation in excess of $75,000 (as adjusted annually for increases in the cost of living by the Secretary of the Treasury); or

             (iii) received Total Compensation in excess of $50,000 (as adjusted annually for increases in the cost of living by the Secretary of the Treasury) and was among the top 20% of the employees (disregarding those employees excludable under Code Section 414(q)(8)) when ranked on the basis of Total Compensation paid for that year; or

              (iv) was an officer of the Employer or an Affiliate and received Total Compensation in excess of one-half of the Defined Benefit Dollar Limitation for that year, provided that for this purpose, no more than 50 employees (or if lesser the greater of 3 or 10% of all employees) shall be treated as officers, or if there is no such officer, was the highest paid officer of the Employer or an Affiliate for that year; or

          (b)  at any time during the Determination Year:

               (i)   is a Five-Percent Owner; or

              (ii) is a member of a group consisting of the 100 employees who received the greatest Total Compensation during that Plan Year and would be a member of the group of employees described in subsection (a)(ii), (iii) or (iv) above for the Determination Year. For any Plan Year, the Committee may, to the extent permitted by law, elect to apply the provisions of this subsection (b)(ii) without regard to the limitation of the group to 100 employees.

     For purposes of this definition, "Determination Year" means the current Plan Year and "Lookback Year" means the preceding Plan Year or at the election of the Company, the calendar year ending with or within the Determination Year.

     To the extent required by Code Section 414(q)(9), a former employee who was a Highly Compensated Employee when he separated from service with the Employer and all Affiliates or at any time after attaining age 55 shall be treated as a Highly Compensated Employee.

     For purposes of determining a Highly Compensated Employee, Total Compensation shall be determined without regard to Code Sections 125, 402(a)(8), 402(h)(1)(B), and employee contributions made pursuant to a salary reduction agreement under Code Section 403(b).

     "HIGHLY COMPENSATED FAMILY MEMBER" means a Family Member who is a Highly Compensated Employee without application of the family aggregation rules of Code
Section 414(q)(6).

     "INDIVIDUAL BENEFICIARY" means a natural person designated by the Participant in accordance with Section 7.3 to receive all or any portion of the amounts remaining in the Participant's Accounts at the time of the Participant's death. "Individual Beneficiary" also means a natural person who is a beneficiary of a trust designated by the Participant in accordance with Section
7.3 to receive all or a portion of such amount, provided the trust complies with the requirements of Code Section 401(a)(9) and regulations promulgated thereunder, including that the trust is irrevocable, the beneficiaries with respect to the trust's interest in the Participant's Accounts are identifiable from the trust agreement and a copy of the trust agreement is provided to the Committee.

     "LEASED EMPLOYEE" means any individual who is not an employee of the Employer or an Affiliate and who provides services for the Employer or an Affiliate if:

          (a) such services are provided pursuant to an agreement between the Employer or an Affiliate and any other person;

          (b) such individual has performed such services for the Employer or an Affiliate (or a related person within the meaning of Code Section 144(a)(3)) on a substantially full-time basis for a period of at least one year; and

          (c) such services are of a type historically performed by employees in the business field of the Employer or an Affiliate.

     "LIMITATION YEAR" means the Plan Year.

     "MATCHING EMPLOYER CONTRIBUTIONS" means the contributions described in
Section 3.4.

     "MEMBER OF A COLLECTIVE BARGAINING UNIT" means any employee who is included in a collective bargaining unit and whose terms and conditions of employment are or were covered by a collective bargaining agreement if there is evidence that retirement benefits were the subject of good-faith bargaining between representatives of such employee and the Employer, unless such collective bargaining agreement makes this Plan applicable to such employee.

     "MULTIPLE USE" is defined in Section 4.3(a).

     "NON-HIGHLY COMPENSATED EMPLOYEE" means, for any Plan Year, any employee of the Employer or Affiliate who (a) at any time during the Plan Year was a Participant eligible to make Before-Tax Contributions and/or After-Tax Contributions, and (b) was not a Highly Compensated Employee for such Plan Year.

     "NORMAL RETIREMENT DATE" means a Participant's 65th birthday.

     "ONE-PERCENT OWNER" means an employee described in Code Section 416(i)(1).

     "ONE YEAR BREAK IN SERVICE" is a one-year period, commencing on an employee's Severance Date, during which such employee does not perform duties for the Employer or an Affiliate. Solely for purposes of determining whether a One-Year Break in Service has occurred, absences shall be disregarded if the employee otherwise would normally have been credited with service but for the employee's absence on a maternity or paternity absence. No more than one year of absence on a single maternity or paternity absence shall be so disregarded. A maternity or paternity absence is an absence from work;

          (a)  by reason of pregnancy of the employee;

          (b)  by reason of the birth of a child of the employee;

          (c) by reason of the placement of a child with the employee in connection with the adoption of such child by the employee; or

          (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

Any employee requesting such credit shall promptly furnish the Committee such information as the Committee requires to show that the absence from work is a maternity or paternity absence, and the number of days for which there was such an absence.

     "PARTICIPANT" means (a) a current employee of the Employer or an Affiliate who has become a Participant in the Plan pursuant to Section 2.1 or (b) a former employee for whose benefit an Account in the Trust Fund is maintained.

     "PART-TIME EMPLOYEE" means any individual hired by the Employer or an Affiliate who is regularly scheduled to work less than 30 hours per week.

     "PENSION TRANSFER ACCOUNT" means the individual Account established pursuant to Article 5 representing a Participant's allocable share of the Trust Fund attributable to amounts transferred on his behalf from the 1976 Restated J.L. Clark Pension Trust.

     "PLAN" means the CLARCOR 401(k) Retirement Savings Plan.

     "PLAN YEAR" means a 12-month period beginning on December 1 and ending on November 30. References to specific Plan Years are made herein by reference to the calendar year of the first day of the Plan Year. For example, the "1989 Plan Year" is the Plan Year beginning in 1989.

     "PROVISIONAL ANNUAL ADDITION" is the amount described in Section 5.11.

     "REQUIRED BEGINNING DATE" means:

          (a) for a Participant whose 70th birthday occurs on or after July 1, 1988, the April 1 following the calendar year in which the Participant attains age 70-1/2;

          (b) for a Participant whose 70th birthday occurs on or after July 1, 1987 but prior to July 1, 1988 and whose employment has not terminated prior to January 1, 1989, April 1, 1990, and for any such Participant who has terminated employment prior to January 1, 1989, April 1, 1989;

          (c) for a Participant whose 70th birthday occurred prior to July 1, 1987, the April 1 following the later of the calendar year in which the Participant attains age 70-1/2 or the calendar year in which the Participant terminates employment; or

          (d) for a Participant whose 70th birthday occurred prior to July 1, 1987 and who at any time during or after the calendar year in which he attained age 66-1/2 was or became a Five-Percent Owner, the April 1 following the later of (1) the calendar year in which he attained age 70-1/2 or (2) the earlier of the calendar year in which he became a Five-Percent Owner or his employment terminates.

     "ROLLOVER CONTRIBUTION" means (i) all or a portion of a qualified total distribution received by an employee from another qualified plan which is eligible for tax-free rollover to a qualified plan and which is transferred by the employee to this Plan within 60 days following his receipt thereof;
(ii) amounts transferred to this Plan from a conduit individual retirement account which has no assets other than assets (and the earnings thereon) which were (A) previously distributed to the employee by another qualified plan as a qualified total distribution, (B) eligible for tax-free rollover to a qualified plan and (C) deposited in such conduit individual retirement account within 60 days of receipt thereof; and (iii) amounts distributed to the employee from a conduit individual retirement account meeting the requirements of clause (ii) above, and transferred by the employee to this Plan within 60 days of his receipt thereof from such conduit individual retirement account.

     "SEVERANCE DATE" for an employee is the earlier of:

          (a)  the date on which he quits, retires, dies or is discharged; or

          (b) the first day following any one-year period during which he performed no duties for the Employer and all Affiliates, except that for an employee on an approved leave of absence which exceeds 12 months, the Severance Date shall be the last day of such leave, unless the employee immediately returns to work following such leave.

     "SUPPLEMENTAL BEFORE-TAX CONTRIBUTIONS" mean, with respect to a Participant, the contributions made on behalf of such Participant pursuant to
Section 3.2, which contributions may not exceed 12% (prior to the 1989 Plan Year, 3%), in one-quarter percentages, of the Participant's Considered Compensation and, with respect to the Employer, mean the sum of all such contributions made on behalf of all Participants.

     "TEMPORARY EMPLOYEE" means any individual hired by the Employer or an Affiliate or through an outside agency or contractor for an indefinite period anticipated to be of short duration.

     "TENTATIVE EMPLOYER CONTRIBUTION" is the contribution described in Section 3.1.

     "THE 1.25 TEST" is the test described in Sections 3.3(b)(i)(A) and 4.2(a)(i).

     "THE 2.0 TEST" is the test described in Sections 3.3(b)(i)(B) and 4.2(a)(ii).

     "TRUST" or "TRUST FUND" means the Trust established in accordance with
Article 10.

     "TRUSTEE" means the Trustee or Trustees under the Trust referred to in
Article 10.

     "VALUATION DATE" means the last day of each quarter of each Plan Year.

     "YEAR OF SERVICE" is a unit of service credited to an employee for purposes of determining an employee's eligibility to participate in the Plan and the percentage of the balance in a Participant's Employer Account which is nonforfeitable. An employee who is reemployed shall retain service credited to him in his previous employment with the Employer or an Affiliate, except as otherwise provided in the Plan.

          (a) An employee shall be credited with one Year of Service for each full year in the period commencing on his Employment Commencement Date and ending on his Severance Date. An employee shall also be credited with 1/365 of a Year of Service for each additional day in such period for which he did not receive credit pursuant to the preceding sentence.

          (b) A former employee who is reemployed and who performs duties for the Employer or an Affiliate within one year after the date he last performed duties for the Employer or an Affiliate shall also be credited with 1/365 of a Year of Service for each day in the period commencing on his Severance Date and ending on his Employment Commencement Date following such Severance Date.

                                    ARTICLE 2
                          ELIGIBILITY AND PARTICIPATION

     2.1  ELIGIBILITY REQUIREMENTS.

          (a) Every Participant on the first day of the 1987 Plan Year shall continue as such subject to the provisions of the Plan.

          (b) Every other Eligible Employee shall be eligible to participate, if he is then employed by the Employer, on the Entry Date coinciding with or next following the later of (i) the date on which he has completed one Year of Service or (ii) his 21st birthday.

          (c) Any former employee of the Employer or an Affiliate who was a Participant or could have become a Participant under subsection (b) above had he been employed on a prior Entry Date, and is reemployed by the Employer, shall be eligible to participate immediately upon reemployment if, on the date of such reemployment, that employee is an Eligible Employee and:

               (i)   has not incurred a One-Year Break in Service; or

              (ii) had a nonforfeitable right to any part of the balance in his Employer Account or Before-Tax Account on the date his most recent employment with the Employer and all Affiliates terminated (or would have had such right if he had been a Participant); or

             (iii) has attained age 21 and has incurred a One-Year Break in Service, but the number of years and portions thereof in the period after the employee's Severance Date and before he next performs duties for the Employer or an Affiliate is less than the greater of 5 or the aggregate number of Years of Service and portions thereof before such One-Year Break in Service (excluding any Years of Service and portions thereof previously disregarded).

     2.2 LEAVES OF ABSENCE. During the period that any Participant is granted a leave of absence, he shall share in Employer Contributions, forfeitures, and the net earnings or losses of the Trust Fund in the same manner and subject to the same conditions as if he were not on leave of absence. Any such leave of absence under this Section 2.2 must be granted in writing and pursuant to the Employer's established leave policy, which shall be administered in a uniform and nondiscriminatory manner to similarly situated employees.

                                    ARTICLE 3
                            CONTRIBUTIONS BY EMPLOYER

     3.1  EMPLOYER CONTRIBUTIONS.

          (a) Subject to the right reserved to the Employer to alter, amend or discontinue this Plan and the Trust, the Employer shall for each Plan Year contribute to the Trust Fund an amount equal to the sum of:

               (i)   the Before-Tax Contribution; and

              (ii)   the Matching Employer Contribution.

Such sum, which is known as the Tentative Employer Contribution, shall be reduced by an amount equal to the Excess Tentative Employer Contribution (as provided in Section 5.12).

          (b) In the event that the Tentative Employer Contribution, as reduced by the Excess Tentative Employer Contribution, exceeds the amount deductible by the Employer for said year for federal income tax purposes, then such Tentative Employer Contribution shall be further reduced in an amount equal to such excess (the "Employer Excess Contribution") as follows:

               (i) first, the Supplemental Before-Tax Contributions allocated to the Before-Tax Accounts of Participants for such Plan Year shall be reduced by the lesser of an amount equal to the Employer Excess Contribution or such Supplemental Before-Tax Contributions. A Participant's share of such reduction for such Plan Year shall be in the same ratio that his share in the Supplemental Before-Tax Contributions (before reduction) bears to the shares of all Participants in the Supplemental Before-Tax Contributions (before reduction) for such Plan Year; and

              (ii) second, to the extent that any Employer Excess Contribution remains after application of (i) above, then the Matching Employer Contribution allocated to the Matching Accounts of Participants and the Basic Before-Tax Contributions allocated to the Before-Tax Accounts of Participants for such Plan Year will each be reduced proportionately in an amount equal to the lesser of the Employer Excess Contribution for such Plan Year less the reduction determined in (i) above for such Plan Year and the sum of the Matching Employer Contribution and Basic Before-Tax Contribution for such Plan Year. A Participant's share of such reduction for such Plan Year shall be the same ratio that his share in the Matching Employer Contribution and Basic Before-Tax Contributions (before reduction) bears to the shares of all Participants in such contributions (before reduction) for such Plan Year.

     3.2  BEFORE-TAX CONTRIBUTIONS.

          (a) Subject to the provisions of Sections 3.1 and 3.3, each Participant may elect to have the Employer make a Basic Before-Tax Contribution on his behalf. Each Participant who elects to make the maximum Basic Before-Tax Contribution may also elect to have the Employer make a Supplemental Before-Tax Contribution on his behalf.

          (b) Such elections may be revoked or revised at the request of the Participant by notification to the Committee in a form prescribed by it, and shall be effective as of the first day of the first payroll period following such notification by which it is administratively feasible to process the request.

     3.3  LIMITATIONS ON BEFORE-TAX CONTRIBUTIONS.

          (a) In no event shall a Participant's Before-Tax Contributions exceed $7,000 (as adjusted annually for increases in the cost of living by the Secretary of the Treasury) for any calendar year. If a Participant's Before-Tax Contributions, together with any additional employer contributions to a qualified cash or deferred arrangement, any elective deferrals under a tax-sheltered annuity program or a simplified employee pension plan, exceed $7,000 (as adjusted annually for increases in the cost of living by the Secretary of the Treasury) for any calendar year, such excess, and any earnings allocable thereto, shall be distributed to the Participant by April 15 of such following year; provided that, if such excess contributions were made to a plan or arrangement not maintained by the Employer or an Affiliate, the Participant must first notify the Committee of the amount of such excess allocable to this Plan by March 1 of the following year.

          (b) Notwithstanding any other provision of this Plan to the contrary, the Before-Tax Contributions for the Highly Compensated Employees for the Plan Year shall be reduced in accordance with the following provisions:

               (i) The Before-Tax Contributions of the Highly Compensated Employees shall be reduced and refunded if neither of the Actual Deferral Percentage Tests set forth in (A) or (B) below is satisfied:

               (A) THE 1.25 TEST. The Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of the Non-Highly Compensated Employees multiplied by 1.25.

               (B) THE 2.0 TEST. The Actual Deferral Percentage of the Highly Compensated Employees is not more than 2 percentage points greater than the Actual Deferral Percentage of the Non-Highly Compensated Employees and the Actual Deferral Percentage of the Highly Compensated Employees is not more than the Actual Deferral Percentage of the Non-Highly Compensated Employees multiplied by 2.0.

              (ii) (A) As used in this subsection, "Actual Deferral Percentage" means the average of the ratios of each Highly Compensated Employee's or Non-Highly Compensated Employee's, as the case may be, Before-Tax Contributions which were allocated to the Participant's Before-Tax Account with respect to the Plan Year, to each such Participant's Considered Compensation for the Plan Year.

                     (B) If a Highly Compensated Employee is a member of a Family Group, such Family Group shall constitute a single Highly Compensated Employee. The Actual Deferral Percentage of such Family Group shall be the aggregate Actual Deferral Percentage of all Family Members and the Actual Deferral Percentage of each Family Member shall be disregarded for purposes of the Actual Deferral Percentage Tests.

             (iii) If neither Actual Deferral Percentage Test is satisfied as of the end of the Plan Year, the Committee shall cause the Before-Tax Contributions for the Highly Compensated Employees to be reduced and refunded to each such Highly Compensated Employee until either Actual Deferred Percentage Test is satisfied. The sequence of such reductions and refunds shall begin with Highly Compensated Employees who elected to defer the greatest percentage, starting with the Supplemental Before-Tax Contributions, then the second greatest percentage, continuing until either Actual Deferred Percentage Test is satisfied. For example, all Highly Compensated Employees who elected a 15% contribution (combined Basic Before-Tax Contributions of 3% and Supplemental Before-Tax Contributions of 12%) shall have their Supplemental Before-Tax Contributions reduced from 12% to 11%. If neither Actual Deferral Percentage Test is then satisfied, all Highly Compensated Employees who elected Supplemental Before-Tax Contributions of 11% (including those reduced to 11% as provided above) shall have their Supplemental Before-Tax Contributions reduced from 11% to 10%. This process shall continue through the remaining Supplemental Before-Tax Contributions and continuing with the Basic Before-Tax Contributions until either Actual Deferral Percentage Test is satisfied. Once either Actual Deferral Percentage Test is satisfied, the Committee shall direct the Trustee to distribute to the appropriate Highly Compensated Employees the amount of the reduction of the Before-Tax Contributions of each such Highly Compensated Employee together with the net earnings or losses allocable thereto. The Committee shall designate such distribution as a distribution of excess contributions, determine the amount of the allocable net earnings or losses to be distributed in accordance with subsection (c) below, and cause such distributions to occur prior to the end of the Plan Year following the Plan Year in which the excess Before-Tax Contributions were made.

          (c)  (i)   Net earnings or losses to be refunded with the Before-Tax
     Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made.

              (ii) The net earnings or losses allocable to the excess Before-Tax Contributions for the Plan Year shall be determined by multiplying the net earnings or losses allocable to the Participant's Before-Tax Account for the Plan Year by a fraction, the numerator of which is the amount of the Participant's Before-Tax Contributions to be refunded and the denominator of which is the balance of the Participant's Before-Tax Account as of the last day of the Plan Year, reduced by the net earnings (or increased by the net loss) allocable to the Participant's Before-Tax Account for the Plan Year.

          (d) Any excess contributions distributed to a Family Group pursuant to the reductions in subsection (b)(iii) above shall be allocated to each Family Member in the same proportion that such Family Member's Before-Tax Contributions bear to the aggregate Before-Tax Contributions of the Family Group.

          (e) The Committee may adopt such rules as it deems necessary or desirable to:

               (i) impose limitations during a Plan Year on the percentage of Before-Tax Contributions elected by Participants pursuant to Section 3.2 for the purpose of avoiding the necessity of adjustments pursuant to this Section or Section 5.12; or

              (ii) increase during a Plan Year the percentage of Considered Compensation with respect to which a Participant may elect a Before-Tax Contribution for the purpose of providing Participants with the opportunity to increase their Before-Tax Contributions within the limitations of this
     Section 3.3.

          (f) The amount of the Before-Tax Contributions to be made pursuant to a Participant's election shall reduce the compensation otherwise payable to him by the Employer.

          (g) The amount of each Participant's Basic Before-Tax Contributions and Supplemental Before-Tax Contributions as determined under this Section 3.3 is subject to the provisions of Section 5.12.

     3.4 MATCHING EMPLOYER CONTRIBUTIONS. Subject to the provisions of Section 3.1, the Employer shall pay to the Trustee for each Plan Year $.50 for each $1 of Basic Before-Tax Contributions made on behalf of each Participant. Such contribution is known as the "Matching Employer Contribution."

                                    ARTICLE 4
                            PARTICIPANT CONTRIBUTIONS

     4.1  AFTER-TAX CONTRIBUTIONS.

          (a) Each Participant for each Plan Year may elect to contribute to the Trust Fund an After-Tax Contribution in an amount not in excess of 10% of his Considered Compensation for each Plan Year. Prior to the 1989 Plan Year, a Participant may only elect After-Tax Contributions if he elected at least a 1% Before-Tax Contribution. Subject to the limitation set forth in Section 3.2(c), such election may revoked or revised by the Participant effective as of the first day of the month following notification to the Committee of such intent, provided that such notification is given to the Committee no later than the 15th day of the month and in a form prescribed by the Committee. Participants' After-Tax Contributions shall be effected by payroll deductions or otherwise in accordance with procedures established by the Employer from time to time and shall be transferred by the Employer to the Trustee within a reasonable time. Effective as of the 1989 Plan Year, After-Tax Contributions may not be made by lump sum contributions.

          (b) All After-Tax Contributions by a Participant shall be provisionally accepted and are subject to return to the Participant as provided in Section 4.2 below and Article 5.

     4.2 CODE SECTION 401(M) LIMITATION ON AFTER-TAX CONTRIBUTIONS. Notwithstanding any other provision to the contrary, effective for the 1987 Plan Year and each Plan Year thereafter the After-Tax Contributions and the Matching Employer Contributions of the Highly Compensated Employees (after any reduction under Section 3.3(b)(iii)) shall be reduced in accordance with the following provisions:

          (a) The After-Tax Contributions and Matching Employer Contributions of the Highly Compensated Employees shall be reduced if neither of the Contribution Percentage Tests set forth in (i) or (ii) below is satisfied:

               (i) THE 1.25 TEST. The Contribution Percentage of the Highly Compensated Employees is not more than the Contribution Percentage of all Non-Highly Compensated Employees multiplied by 1.25.

              (ii) THE 2.0 TEST. The Contribution Percentage of the Highly Compensated Employees is not more than 2 percentage points greater than the Contribution Percentage of all Non-Highly Compensated Employees, and the Contribution Percentage of the Highly Compensated Employees is not more than the Contribution Percentage of all Non-Highly Compensated Employees multiplied by 2.0.

          (b)  (i)   As used in this Section 4.2, "Contribution Percentage"
     means the average of the ratios of each Highly Compensated Employee's or Non-Highly Compensated Employee's, as the case may be, share of the Matching Employer Contribution and After-Tax Contributions plus Designated Before-Tax Contributions (as defined in subsection (c) below), if any, which were allocated to the Participant's appropriate Accounts with respect to the Plan Year, to each such Participant's Considered Compensation for the Plan Year.

              (ii) If a Highly Compensated Employee is a member of a Family Group, such Family Group shall constitute a single Highly Compensated Employee. The Contribution Percentage of such Family Group shall be the aggregate Contribution Percentage of all Family Members and the Contribution Percentage of each Family Member shall be disregarded for purposes of the Contribution Percentage Tests.

          (c) To the extent necessary, and solely for the exclusive purpose of satisfying the Contribution Percentage Test in Section 4.2(a), all or part of the Before-Tax Contributions of Participants may be treated by the Committee as After-Tax Contributions ("Designated Before-Tax Contributions"), provided that each of the following is satisfied:

               (i) The Before-Tax Contributions, including Designated Before-Tax Contributions, satisfy the requirements of Section 3.3(b).

              (ii) The Before-Tax Contributions, excluding Designated Before-Tax Contributions, satisfy the requirements of Section 3.3(b).

          (d) If neither Contribution Percentage Test is satisfied as of the end of the Plan Year, the Committee shall cause the After-Tax Contributions of the Highly Compensated Employees to be reduced and refunded to each affected Highly Compensated Employee until either Contribution Percentage Test is satisfied. The sequence of such reductions and refunds shall begin with Highly Compensated Employees who elected the greatest percentage and then shall proceed with each lesser percentage until either Contribution Percentage Test is satisfied. For example, all Highly Compensated Employees who elected a 10% After-Tax Contributions shall have their After-Tax Contributions reduced from 10% to 9%. If neither Contribution Percentage Test is then satisfied, all Highly Compensated Employees who elected an After-Tax Contribution of 9% (including those reduced to 9% as provided above) shall have their After-Tax Contributions reduced from 9% to 8%. This process shall continue through the remaining After-Tax Contributions and then through the Matching Employer Contributions attributable to Basic Before-Tax Contributions until either Contribution Percentage Test is satisfied. Once either Contribution Percentage Test is satisfied, the Committee shall direct the Trustee to distribute to the appropriate Highly Compensated Employees the amount of the reduction of the After-Tax Contribution of each such Highly Compensated Employee and to treat as a forfeiture the appropriate amount of Matching Employer Contributions, together with the net earnings or losses allocable thereto. The Committee shall designate such distribution and forfeiture as a distribution and forfeiture of excess contributions, determine the amount of the allocable net earnings or losses to be distributed in accordance with subsection (e) below, and cause such distributions and forfeitures to occur prior to the end of the Plan Year following the Plan Year in which such excess After-Tax Contributions and excess Matching Employer Contributions were made.

          (e) Net earnings or losses to be refunded with the excess After-Tax Contributions shall be equal to the net earnings or losses on such Contributions for the Plan Year in which the Contributions were made. Net earnings or losses shall be determined in the same manner as in Section 3.3(c), except that the phrases "After-Tax Contributions" and "After-Tax Account" shall be substituted for the phrases "Before-Tax Contributions" and "Before-Tax Account" wherever used therein.

          (f) Net earnings or losses to be treated as forfeitures together with the Matching Employer Contributions shall be equal to (1) the net earnings or losses on such contributions for the Plan Year in which the contributions were made. Net earnings or losses shall be determined in the same manner as in
Section 3.3(c), except that the phrases "Matching Employer Contribution" and "Matching Account" shall be substituted for the phrases "Before-Tax Contribution" and "Before-Tax Account" wherever used therein.

          (g) Any excess contributions distributed to a Family Group and treated as forfeitures pursuant to the reductions in subsection (d) above shall be allocated to each Family Member in the same proportion that such Family Member's After-Tax Contributions and Matching Employer Contributions bear to the aggregate After-Tax Contributions and Matching Employer Contributions of the Family Group.

          (h) Any Matching Employer Contributions which are treated as forfeitures pursuant to subsection (d) above (together with the earnings on such Contributions determined pursuant to (f) above) shall be used to reduce the Matching Employer Contribution in Section 3.4.

     4.3  MULTIPLE USE.

          (a) Beginning with the 1989 Plan Year, this Section 4.3 will be applicable if The 2.0 Test is used to satisfy BOTH the Actual Deferral Percentage Test and the Contribution Percentage Test. If this Section 4.3 is applicable, the Committee shall determine whether a "Multiple Use" has occurred, and if such a Multiple Use has occurred, the After-Tax Contributions of the Highly Compensated Employees shall be reduced and refunded in accordance with the provisions of subsection (c) below.

          (b) A Multiple Use occurs when for the Highly Compensated Employees, the sum of the Actual Deferral Percentage used to satisfy The 2.0 Test plus the Contribution Percentage used to satisfy The 2.0 Test exceeds the "Aggregate Limit." The Aggregate Limit is the greater of (i) or (ii) below, determined as follows:

               (i) (A) First, multiply 1.25 by the GREATER of (I) the Actual Deferral Percentage, or (II) the Contribution Percentage of the Non-Highly Compensated Employees;

                     (B) Second, add 2.0 to the LESSER of (I) or (II) above provided that such sum shall not exceed 2 times the lesser of (I) or
          (II) above;

                     (C) Finally, add the results from (A) and (B) to determine the Aggregate Limit;

              (ii) (A) First, multiply 1.25 by the LESSER of (I) the Actual Deferral Percentage, or (II) the Contribution Percentage of the Non-Highly Compensated Employees;

                     (B) Second, add 2.0 to the GREATER of (I) or (II) above provided that such sum shall not exceed 2 times the greater of (I) or
          (II) above;

                     (C) Finally, add the results from (A) and (B) to determine the Aggregate Limit.

          (c) If a Multiple Use has occurred, such Multiple Use shall be corrected by reducing the Contribution Percentage of Highly Compensated Employees in accordance with the provisions of Section 4.2(d) until the sum of the Actual Deferral Percentage plus the Actual Contribution Percentage for the Highly Compensated Employees equals the Aggregate Limit.

          (d) Net earnings or losses to be refunded with the excess After-Tax Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made. Net earnings or losses shall be determined in the same manner as in Section 3.3(c), except that the phrases "After-Tax Contributions" and "After-Tax Account" shall be substituted for the phrases "Before-Tax Contributions" and "Before-Tax Account" wherever used therein.

          (e) Net earnings or losses to be treated as forfeitures together with the Matching Employer Contributions shall be equal to the net earnings or losses on such contributions for the Plan Year in which the contributions were made. Net earnings or losses shall be determined in the same manner as in Section 3.3(c), except that the phrases "Matching Employer Contribution" and "Matching Account" shall be substituted for the phrases "Before-Tax Contribution" and "Before-Tax Account" wherever used therein.

          (f) Any Matching Employer Contributions which are treated as forfeitures pursuant to subsection (c) above shall be used to reduce the Matching Employer Contribution in Section 3.5.

     4.4  ROLLOVER CONTRIBUTION.

          (a) A Rollover Contribution may be transferred in cash to the Trust Fund for the benefit of an employee with the permission of the Committee. Prior to accepting any transfer which is intended to be a Rollover Contribution, the Committee may require the employee to establish that the amount to be transferred meets the definition of a Rollover Contribution and any other limitations of the Code applicable to such transfers.

          (b) An employee who is not eligible to participate in the Plan solely by reason of failing to meet the eligibility requirements of Article 2 and who reasonably expects to become a Participant when such requirements are met, may be a Participant in the Plan solely for the limited purposes of making a Rollover Contribution, and taking actions with respect to his Rollover Account for the purposes of investment options in accordance with Section 5.2, and the withdrawal of Rollover Contributions in accordance with (e) below, subject to the same conditions as any other Participant.

          (c) If the Committee determines after a Rollover Contribution has been made that such Rollover Contribution did not in fact constitute a Rollover Contribution as defined in Section 1.4, the amount of such Rollover Contribution and any earnings thereon shall be returned to the employee.

          (d) Each employee's Rollover Contribution shall be credited to his Rollover Account and invested in accordance with Section 5.2. A Participant's Rollover Account shall be fully vested and nonforfeitable.

          (e) Amounts may be distributed from a Participant's Rollover Account under the same terms and conditions and subject to the same restrictions as apply to withdrawals or distributions of a Participant's After-Tax Account pursuant to Articles 6 and 7.

     4.5 ALLOCATION OF ROLLOVER CONTRIBUTIONS. The Rollover Contribution of a Participant shall be allocated to his Rollover Account as of the Valuation Date coinciding with or next succeeding the date on which such amount is received by the Trustee.

                                    ARTICLE 5
                      ACCOUNTING PROVISIONS AND ALLOCATIONS

     5.1 PARTICIPANT'S ACCOUNTS. For each Participant there shall be maintained as appropriate a separate Before-Tax Account, Matching Account, After-Tax Account, Rollover Account and Pension Transfer Account. Each Account shall be credited with the amount of contributions, forfeitures, interest and earnings of the Trust Fund allocated to such Account and shall be charged with all distributions, withdrawals and losses of the Trust Fund allocated to such Account.

     5.2  INVESTMENT FUNDS.

          (a) Effective until March 1, 1990, the Trust Fund shall be a common fund in which each Participant shall have an undivided interest, except as otherwise provided under Article 7. Except as otherwise provided, the value of each Participant's Accounts in the Trust Fund shall be measured by the proportion that the net credits to his Accounts bear to the total net credits to the Accounts of all Participants and beneficiaries as of the date that such share is being determined.

          (b) Effective March 1, 1990, the Trust Fund shall be divided into separate investment funds (each a "Fund") as provided in this Section 5.2. Each Fund as may from time to time be established shall be a common fund in which each Participant shall have an undivided interest in the respective assets of the Fund, provided that all Accounts segregated shall, together with any income or expense of such Accounts, be accounted for separately and will not be included in any of the adjustments resulting from the application of this
Section 5.2. Except as otherwise provided, the value of each Participant's Accounts in such Funds shall be measured by the proportion that the net credits to his Accounts bear to the total net credits to the Accounts of all Participants and beneficiaries as of the date that such share is being determined. For purposes of allocation of income and valuation, each Fund shall be considered separately. No Fund shall share in the gains and losses of any other, and no Fund shall be valued by taking into account any assets or distributions from any other.

               (i) Each Fund shall be established and invested by the Trustee in accordance with investment policies determined, or as the Trustee may be directed, from time to time by the Committee. The Committee may from time to time also direct that Funds with similar investment objectives be consolidated.

              (ii) A Participant may elect to have a uniform percentage of his Accounts credited in increments of 10% to one or more of the following
     Funds:

                     (A) FIXED INCOME FUND. This Fund consists of a diversified group of guaranteed income contracts and money market instruments.

                     (B) BOND FUND. This Fund consists of bonds and notes issued by the U.S. Government and corporations.

                     (C) BALANCED FUND. This Fund consists of balanced proportions of bonds and common stocks.

                     (D) EQUITY FUND. This Fund consists of a variety of common stocks.

A Participant may also elect to invest in other funds which may be established by the Committee from time to time. All contributions to his Accounts shall be credited to such Funds in accordance with such election. A Participant may change his election with respect to future contributions as of the first day of the quarter (March 1, June 1, September 1 or December 1) following notification to the Committee of such election. If a Participant fails to file an effective investment election, his Accounts shall be invested in the Fixed Income Fund. Subject to any restriction on transfer which results from the investment medium chosen for a Fund, a Participant may elect to transfer, in multiples of 10%, a uniform percentage of his Accounts held in any Fund to one or more different Funds effective as of the 1st day of the quarter (March 1, June 1, September 1 or December 1) following notification to the Committee of such election.

          (c) Elections under this Section shall be made by filing with the Committee a written form required thereby at such times and in accordance with the procedures, limitations and notification requirements established by the Committee.

     5.3  ALLOCATION PROCEDURE.  As of each Valuation Date, the Committee shall:

          (a) first, allocate the net earnings or losses of the Trust Fund pursuant to Section 5.5;

          (b) second, allocate the Before-Tax Contributions pursuant to Section 5.7;

          (c)  third, allocate the Matching Employer Contributions pursuant to
Section 5.8;

          (d)  fourth, allocate the After-Tax Contribution pursuant to
Section 5.9; and

          (e) fifth, if the Valuation Date is the last day of the Plan Year, allocate forfeitures pursuant to Section 5.10.

     5.4 DETERMINATION OF VALUE OF TRUST FUND. As of each Valuation Date the Trustee shall determine for the period then ended the sum of the net earnings or losses of the Trust Fund (excluding Accounts segregated pursuant to Article 7), which shall reflect accrued but unpaid interest, dividends, gains or losses realized from the sale, exchange or collection of assets, other income received, appreciation or depreciation in the fair market value of assets, administration expenses, and taxes and other expenses paid. Gains or losses realized and adjustments for appreciation or depreciation in fair market value shall be computed with respect to the difference between such value as of the preceding Valuation Date or date of purchase, whichever is later, and the value as of the date of disposition or the current Valuation Date, whichever is earlier. To the extent that any assets of the Trust have been invested in one or more separate investment trusts, mutual funds, investment contracts or similar investment media, the net earnings or losses distributable to such investments shall be determined in accordance with the procedures of such investment media.

     5.5  ALLOCATION OF NET EARNINGS OR LOSSES.

          (a) As of each Valuation Date the net earnings or losses of each investment fund in the Trust Fund for the quarter then ending shall be allocated to the Accounts of all Participants (or beneficiaries of deceased Participants) having credits in the Fund both on such date and at the beginning of such period.

          (b) Effective until November 30, 1989, such allocation shall be in the ratio that (i) the net credits to each such Account of each such Participant on the first day of such period, less the total amount of any distributions from such Account to such Participant during such period, bears to (ii) the total net credits to all such Accounts of all Participants on said first day of the period, less the total amount of distributions from all such Accounts to all Participants during such period.

          (c) Effective on and after December 1, 1989, such allocation shall be in the ratio that (i) the net credits to each such Account of each such Participant on the first day of such period, less the total amount of any distributions from such Account to such Participant during such period, plus 50% of any Before-Tax Contributions, Matching Employer Contributions, After-Tax Contributions or loan repayments made by or on behalf of such Participant during such period, bears to (ii) the total net credits to all such Accounts of all Participants on the said first day of the period, less the total amount of distributions from all such Accounts to all Participants during such period, plus 50% of the Before-Tax Contributions, Matching Employer Contributions, After-Tax Contributions and loan repayments made by or on behalf of all Participants during such period.

          (d) Notwithstanding the foregoing, to the extent the assets of the Trust have been invested in one or more separate investment trusts, mutual funds, investment contracts or similar investment media, the net earnings or losses attributable to such investments shall be allocated to the Accounts of Participants or beneficiaries in accordance with the procedures of the respective investment media in which such assets are invested.

     5.6 ELIGIBILITY TO SHARE IN FORFEITURES. Beginning with the 1989 Plan Year, a Participant shall be eligible to share in the forfeitures for the Plan Year as of the last day of which such forfeitures are being allocated if he is then employed by the Employer as an Eligible Employee and received Matching Employer Contributions during such Plan Year. Prior to the 1989 Plan Year a Participant shall be eligible to share in the allocation of forfeitures if he made Before-Tax Contributions during the Plan Year. A Participant who, during a Plan Year, retires on or after his Normal Retirement Date, dies or is initially deemed to be totally and permanently disabled shall also be eligible to share in the forfeitures for said Plan Year. A Participant who is eligible to share in the forfeitures shall be known as an "Eligible Participant."

     5.7 ALLOCATION OF BEFORE-TAX CONTRIBUTIONS. As of each Valuation Date, the Before-Tax Contributions made on behalf of each Participant since the prior Valuation Date shall be allocated to such Participant's Before-Tax Account.

     5.8 ALLOCATION OF MATCHING EMPLOYER CONTRIBUTIONS. As of each Valuation Date, the Matching Employer Contribution made as of the prior Valuation Date shall be allocated to the Matching Account of each Participant.

     5.9 ALLOCATION OF AFTER-TAX CONTRIBUTIONS. As of each Valuation Date, the After-Tax Contributions of a Participant received since the prior Valuation Date shall be allocated to such Participant's After-Tax Account.

     5.10 ALLOCATION OF FORFEITURES. As of the last day of each Plan Year, the sum of any amounts which become allocable as forfeitures during the Plan Year shall be divided by the number of Eligible Participants for such Plan Year and such amount shall be allocated equally among the Matching Accounts of all such Eligible Participants.

     5.11 PROVISIONAL ANNUAL ADDITION. The sum of the amounts allocated to the Accounts of the Participants pursuant to Sections 5.7, 5.8, 5.9 and 5.10 for a Plan Year shall be known as the "Provisional Annual Addition" and shall be subject to the limitation on Annual Additions in Section 5.12.

     5.12 LIMITATION ON ANNUAL ADDITIONS.

          (a) For the purpose of complying with the restrictions on Annual Additions to defined contribution plans imposed by Code Section 415, for each Eligible Participant and each other Participant who has made Before-Tax Contributions and/or After-Tax Contributions during the Plan Year, there shall be computed a Maximum Annual Addition, which shall be the lesser of

               (i)   25% of his Total Compensation for the Plan Year; or

              (ii) the Defined Contribution Dollar Limitation for the Plan Year (reduced by amounts allocated to an individual medical account as defined in Code Section 415(l)(2) and amounts attributable to post-retirement medical benefits allocated to an account described in Code
     Section 419A(d)(2) maintained by the Employer or an Affiliate).

          (b) If the Maximum Annual Addition for a Participant equals or exceeds the Provisional Annual Addition for that Participant, an amount equal to the Provisional Annual Addition shall be allocated to the Participant's respective Accounts.

          (c) If the Provisional Annual Addition exceeds the Maximum Annual Addition for that Participant, the Provisional Annual Addition shall be reduced as set forth below until the Provisional Annual Addition as so reduced equals the Maximum Annual Addition for such Participant:

               (i) first, there shall be refunded to such Participant a portion or all of his After-Tax Contributions;

              (ii) second, the Tentative Employer Contribution allocable to such Participant's respective Accounts shall be reduced by reducing (A) the Supplemental Before-Tax Contributions, and (B) the Basic Before-Tax Contributions and Employer Matching Contributions, proportionately, in that order; and

             (iii) third, the amount of forfeiture allocable to the Participant's Employer Account shall be reduced.

The Provisional Annual Addition remaining after such reductions shall be allocated to the Participant's respective Accounts.

          (d) Any forfeiture which cannot be allocated because of the application of the above limit shall be carried in the Excess Forfeiture Suspense Account for such Plan Year. In the next succeeding Plan Year the amounts included in such Account shall be treated as a forfeiture for such Plan Year and shall be allocated to the Eligible Participants' Matching Accounts in accordance with the provisions of Section 5.10 above (and as such will be again subject to the limitations of this Section 5.12 for such Plan Year). Amounts which are included in the Excess Forfeiture Suspense Account as of the end of a Plan Year shall be treated as a liability of the Trust Fund. Upon termination of the Plan, amounts then held in the Excess Forfeiture Suspense Account which cannot be allocated pursuant to this Section shall revert to the Employer.

          (e) The Excess Tentative Employer Contribution is an amount equal to the sum of the reductions in the Tentative Employer Contribution allocable to the Accounts of Participants pursuant to subsection (c)(ii) above.

                                    ARTICLE 6
                       AMOUNT OF PAYMENTS TO PARTICIPANTS

     6.1 GENERAL RULE. Upon the retirement, disability, resignation or dismissal of a Participant, he, or in the event of his death, his beneficiary, shall be entitled to receive from his respective Accounts in the Trust Fund as of his Determination Date:

          (a) an amount equal to the Participant's Before-Tax Account, After-Tax Account, Rollover Account and Pension Transfer Account, plus any of the Participant's Before-Tax Contributions and After-Tax Contributions made to the Trust Fund but not allocated to the Participant's Accounts as of his Determination Date; and

          (b) the nonforfeitable portion of the Participant's Matching Account determined as hereafter set forth.

The time and manner of distribution of a Participant's Accounts shall be determined in accordance with Article 7.

     6.2 RETIREMENT. Any Participant may retire on or after his Normal Retirement Date. If the retirement of a Participant is deferred beyond his Normal Retirement Date, he shall continue in full participation in the Plan and Trust Fund.

     6.3 DEATH. As of the date any Participant shall die while in the employ of the Employer or an Affiliate, the forfeitable portion, if any, of his Matching Account shall become nonforfeitable.

     6.4  DISABILITY.

          (a) Effective for Plan Years beginning with the 1989 Plan Year, if a Participant is determined by the Committee to be totally and permanently disabled because of physical or mental infirmity while in the employ of the Employer or an Affiliate, the forfeitable portion, if any, of his Matching Account shall become nonforfeitable as of the date the Participant is determined to be so disabled. Effective for Plan Years prior to the 1989 Plan Year, if a Participant becomes totally and permanently disabled because of physical or mental infirmity while in the employ of the Employer or an Affiliate, the forfeitable portion, if any, of his Matching Account shall become nonforfeitable two years after the determination of disability by the Committee.

          (b) A Participant shall be deemed totally and permanently disabled when, on the basis of qualified medical evidence, the Committee finds such Participant to be totally and presumably permanently prevented from engaging in any occupation or employment available with the Employer or an Affiliate as a result of physical or mental infirmity, injury, or disease, either occupational or nonoccupational in cause; provided, however, that disability hereunder shall not include any disability incurred or resulting from the Participant having engaged in a criminal enterprise, or any disability consisting of or resulting from the Participant's chronic alcoholism, addiction to narcotics or an intentionally self-inflicted injury.

          (c) A Participant who is totally and permanently disabled pursuant to subparagraph (b) above may continue to participate in the Plan by making contributions to the Plan from his short term disability payments.

     6.5 VESTING. A Participant's interest in his Before-Tax Account, After-Tax Account, Rollover Account and Pension Transfer Account shall be nonforfeitable at all times. Except as otherwise provided in this Article 6, a Participant's nonforfeitable interest in his Matching Account at any point in time shall be determined under Section 6.6.

     6.6 RESIGNATION OR DISMISSAL. If any Participant shall resign or be dismissed from the service of the Employer and all Affiliates, there shall become nonforfeitable a portion or all of his Matching Account determined as of his Determination Date in accordance with the following schedule, subject to
Section 6.7:

                                        Nonforfeitable
          Years of Service              Percentage
          ----------------              --------------

          Less than 5                          0
          5 or more                          100

     Notwithstanding the foregoing, 100% of a Participant's interest in his Matching Account shall become nonforfeitable upon his attainment of age 60. Any part of the Matching Account of such Participant which does not become nonforfeitable shall be treated as a forfeiture pursuant to Section 6.8.

     6.7 COMPUTATION OF PERIOD OF SERVICE. For purposes of determining the nonforfeitable percentage of the Participant's Matching Account, all Years of Service shall be taken into account, except that the following shall be disregarded:

          (a) Years of Service before a One-Year Break in Service until such Participant has completed one Year of Service after such One-Year Break in Service; and

          (b) in the case of a Participant whose nonforfeitable balance of his Employer Account and Before-Tax Account is 0, Years of Service before a period consisting of 5 consecutive One-Year Breaks in Service if the number of consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service before such One-Year Breaks in Service. Such aggregate number of Years of Service before such One-Year Breaks in Service shall not include any Years of Service disregarded by reason of any prior One-Year Breaks in Service; and

          (c) Years of Service prior to the 1976 Plan Year which would have been disregarded under the terms, relating to breaks in service, of this Plan as in effect prior to such date, as a result of a break in service commencing at a time prior to such date; and

          (d) in the case of a Participant whose employment terminated prior to the 1985 Plan Year, Years of Service which would have been disregarded on the last day of the 1984 Plan Year if he had been reemployed on the last day of the 1984 Plan Year.

     6.8  TREATMENT OF FORFEITURES.

          (a)  Effective until the 1989 Plan Year,

               (i) upon termination of a Participant's employment with the Employer and all Affiliates, that part of his Matching Account which becomes a forfeiture pursuant to Section 6.6 shall be transferred to a Suspense Account and shall be treated as a liability of the Trust Fund. Unless such amount has been previously restored to the Participant's Matching Account as provided below, it shall become allocable pursuant to
     Section 5.10 in the first Plan Year in which such Participant incurs 5 consecutive One-Year Breaks in Service.

              (ii) if the Participant is reemployed by the Employer or an Affiliate without incurring 5 consecutive One-Year Breaks in Service, the amount of the forfeiture transferred to a Suspense Account shall be restored to his Matching Account as of the date of his reemployment.

             (iii) As of the last day of the 1989 Plan Year, all forfeitures held in the Suspense Account shall be allocated in accordance with Section 5.10.

          (b)  Effective for the 1989 Plan Year and subsequent Plan Years,

               (i) upon termination of a Participant's employment with the Employer and all Affiliates, that part of his Matching Account which becomes a forfeiture pursuant to Section 6.6 shall become allocable pursuant to Section 5.10 at the end of the Plan Year in which the termination of employment occurred if the Participant is not then reemployed by the Employer or an Affiliate.

              (ii) if a Participant is reemployed by the Employer or an Affiliate without incurring 5 consecutive One-Year Breaks in Service, and before distribution of the nonforfeitable portion of his Matching Account, the amount of the forfeiture shall be restored to his Matching Account as of the last day of the Plan Year in which he is reemployed.

             (iii) if the Participant is reemployed by the Employer or an Affiliate without incurring 5 consecutive One-Year Breaks in Service but after distribution of the nonforfeitable portion of his Matching Account, and if the Participant repays the amount distributed before the earlier of

                    (A)  5 years from the date of such reemployment; or

                    (B) the end of 5 consecutive One-Year Breaks in Service following the date of such distribution.

the amount of the Matching Account distributed to him and the amount of the forfeiture shall be restored to his Matching Account as of the last day of the Plan Year in which such repayment is made.

              (iv) amounts restored to a Participant's Matching Account pursuant to (ii) or (iii) above shall be deducted from the forfeitures which otherwise would be allocable for the Plan Year in which such reemployment or repayment occurs or, to the extent such forfeitures are insufficient, shall require a supplemental contribution from the Employer.

                                    ARTICLE 7
                                  DISTRIBUTIONS

     7.1  COMMENCEMENT AND FORM OF DISTRIBUTIONS.

          (a) Distribution of a Participant's Accounts in the Trust Fund following termination of employment with the Employer and all Affiliates shall commence on or as soon as practicable after the first to occur of:

               (i) the date set forth in the Participant's request for distribution, provided such date is at least 30 days after the date the Participant was provided information concerning the availability of such distribution; or

              (ii) the 60th day after the close of the later of the Plan Year in which the Participant attains his Normal Retirement Date or terminates employment with the Employer and all Affiliates, unless the Participant has requested to defer the distribution to a later date.

          (b) In all events, distribution shall commence no later than the Required Beginning Date and subsequent distributions required to be made each year in compliance with Code Section 401(a)(9) and the regulations promulgated thereunder shall be made not later than the December 31 of such year.

          (c) The Accounts distributable to a Participant shall be distributed in one or more of the following ways as the Participant shall request, subject to applicable laws and regulations:

               (i)   by payment in one lump sum; or

              (ii) by payment in a partial distribution, with the balance payable in accordance with (iii) below; or

             (iii) in substantially equal annual installments which, except for the final payment, shall not be less than $100; or

              (iv) by transfer, at the request of a Participant, to an employer's trust in which he is a participant, which is described in Code
     Section 401(a) and which is exempt from tax under Code Section 501(a), or effective January 1, 1993, to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code
     Section 408(b) (other than an endowment contract).

          (d) The value of the Participant's Accounts shall be paid to the Participant over a period not to exceed his life expectancy or the joint life expectancy of the Participant and his Individual Beneficiary. The minimum amount of any installment distribution and determination of the life expectancy of a Participant and the joint life expectancy of a Participant and his Individual Beneficiary shall be determined in accordance with the regulations prescribed under Code Section 401(a)(9); provided that the life expectancy of a Participant or his spouse may be redetermined but not more frequently than annually. In no event shall the amount distributable in any year be less that the amount determined in accordance with the minimum distribution incidental benefit requirements of Treasury Regulation Section 1.401(a)(9)-2.

          (e) Notwithstanding anything in this Section 7.1 to the contrary, if the present value of the nonforfeitable portion of the Participant's Accounts does not exceed $3,500 at the time a distribution is to be made from the Plan and distribution pursuant to this Section 7.1 has not otherwise commenced the Committee shall direct the Trustee to distribute such amount in a lump sum payment to the individual so entitled and the payment thereof shall be in full satisfaction of any liability of the Trust to such individual. If the present value at the time of distribution to the individual so entitled exceeds $3,500, then the present value at any subsequent time shall be deemed to exceed $3,500. Any Participant whose nonforfeitable portion of his Employer Account is 0% shall be deemed to have received a lump sum payment upon termination of employment.

          (f) Notwithstanding anything in this Section 7.1 to the contrary, if the amount of any distribution required to commence on a certain date cannot be ascertained by such date, a payment retroactive to such date may be made no later than 60 days after the earliest date on which such amount can be ascertained.

          (g) Effective March 1, 1990, a retired Participant may elect to receive 80% of the balance in his Accounts in a lump sum at any time, provided the Participant elects to do so at least 30 days in advance of the requested distribution date and in the manner prescribed by the Committee. For purposes of calculating the amount of such distribution, the applicable Valuation Date shall be the Valuation Date immediately preceding 1) the date of the distribution or, 2) if data for such Valuation Date is not then available, the date of the Participant's election.

     7.2  DISTRIBUTIONS TO BENEFICIARIES.

          (a) Except as otherwise provided in this Section 7.2, the balance of a deceased Participant's Accounts which is distributable to a spousal beneficiary shall be distributed in one or more of the forms described in
Section 7.1(c)(i), (ii) or (iii), in accordance with an effective designation filed by the Participant with the Committee or, if no such designation has been filed, in one or more of such forms as the Committee in its sole discretion determines after consultation with the beneficiary; provided, however, that distributions on and after the first day of the 1989 Plan Year shall be made in one of the forms described in Section 7.1(c)(i), (ii) or (iii), as the beneficiary shall elect.

          (b) The balance of a deceased Participant's Accounts which is distributable to a beneficiary other than his surviving spouse shall be distributed in a lump sum distribution no later than the December 31 coinciding with or next following the 5th anniversary of the Participant's death.

          (c) Any form of distribution to an Individual Beneficiary who is the Participant's surviving spouse shall be designed to distribute the balance of the deceased Participant's Accounts as follows:

               (i) If the distribution of a Participant's Accounts has not commenced at the time of his death, any portion of the Accounts payable to or for the benefit of the surviving spouse may be distributed over a period not to exceed the life expectancy of such spouse if such payments commence not later than (1) the December 31 coinciding with or next following the first anniversary of the Participant's death, or (2) the December 31 of the calendar year in which the Participant would have attained age 70-1/2, whichever is later.

              (ii) If distribution of the Participant's Accounts has begun in accordance with Section 7.1 at the time of his death, the balance of the deceased Participant's Accounts shall be distributed at least as rapidly as under the method of distribution in effect at the time of the Participant's death.

             (iii) If the Participant's surviving spouse dies prior to the commencement of benefit payments to such spouse, subsection (i) above shall be applied as if the Participant's death had occurred on the date of such spouse's death.

              (iv) If the surviving spouse dies after the commencement of payments but prior to receipt of all such payments, the remaining balance of the Participant's Accounts shall be distributed in a lump sum in accordance with (b) above to any contingent or successor beneficiary, or, if there is no such contingent or successor beneficiary, to the deceased beneficiary's estate.

          (d) The life expectancy of an Individual Beneficiary who is the surviving spouse of the Participant shall be redetermined annually in accordance with regulations prescribed under Code Section 401(a)(9).

     7.3  BENEFICIARIES.

          (a) Unless a Participant has effectively elected otherwise in accordance with this Section 7.3, the distributable balance of a deceased Participant's Accounts shall be paid to his surviving spouse.

          (b) The balance of a deceased Participant's Accounts shall be distributed to the persons effectively designated by the Participant as his beneficiaries. To be effective, the designation shall be filed with the Committee in such written form as the Committee requires and may include contingent or successive beneficiaries; provided that any designation by a Participant who is married at the time of his death which fails to name his surviving spouse as the sole primary beneficiary shall not be effective unless such surviving spouse has consented to the designation in writing, witnessed by a Plan representative or notary public, acknowledging the effect of the designation and the specific non-spouse beneficiary, including any class of beneficiaries or any contingent beneficiary. Such consent shall not be required if, at the time of filing such designation, the Participant established to the satisfaction of the Committee that the consent of the Participant's spouse could not be obtained because there is no spouse, such spouse could not be located or by reason of such other circumstances as may be prescribed by regulations. Any consent (or establishment that the consent could not be obtained) shall be effective only with respect to such spouse. Any Participant may change his beneficiary designation at any time by filing with the Committee a new beneficiary designation (with such spousal consent as may be required). Notwithstanding the foregoing, designation of a beneficiary by a Participant who did not have an Hour of Service after August 22, 1984, shall not require the consent of his surviving spouse to be effective.

          (c)  (i)   If a Participant dies, and to the knowledge of the
     Committee after reasonable inquiry leaves no surviving spouse, has not filed an effective beneficiary designation or has revoked all such designations, or has filed an effective designation but the beneficiary or beneficiaries predeceased him, the distributable portion of the Participant's Accounts shall be paid to the executor or administrator of the Participant's estate.

              (ii) If the beneficiary, having survived the Participant, shall die prior to the final and complete distribution of the Participant's Accounts, then the distributable portion of said Accounts shall be paid:

                     (A) to the contingent or successive beneficiary named in the most recent effective beneficiary designation filed by the Participant in accordance with such designation; or

                     (B) if no such beneficiary has been named, to the executor or administrator of the beneficiary's estate.

     7.4 INSTALLMENT OR DEFERRED DISTRIBUTIONS. If distribution is made to a Participant or to the beneficiary of a deceased Participant in installments or is deferred, the undistributed vested balance shall share in the net earnings or losses (including the net adjustments in the value of the Trust Fund) as provided in Section 5.5.

     7.5 FORM OF ELECTIONS AND APPLICATIONS FOR BENEFITS. Any election, revocation of an election or application for benefits pursuant to the Plan shall not be effective unless it is (a) made on such form, if any, as the Committee may prescribe for such purpose; (b) signed by the Participant and, if required by Section 7.3, by the Participant's spouse; and (c) filed with the Committee.

     7.6 UNCLAIMED DISTRIBUTIONS. In the event any distribution cannot be made because the person entitled thereto cannot be located and the distribution remains unclaimed for 2 years after the distribution date established by the Committee, then such amount shall be treated as a forfeiture and allocated in accordance with Section 5.10. In the event such person subsequently files a valid claim for such amount, such amount shall be restored to the Participant's Accounts in a manner similar to the restoration of forfeitures under Section 6.8.

     7.7 DISTRIBUTION OF AFTER-TAX CONTRIBUTIONS PRIOR TO TERMINATION OF EMPLOYMENT. Upon request of a Participant, the Committee shall direct payment to such Participant of any amount not in excess of his After-Tax Account on the Determination Date coinciding with or immediately preceding such Committee action; provided, however, that the minimum withdrawal is at least $100, or the Participant's entire account balance, whichever is less. Generally, distributions under this Section 7.7 will be made within 6 weeks after the end of the quarter in which the request is submitted to the Committee, provided such request is submitted no later than the 15th day of the last month of such quarter and is in a form prescribed by the Committee. Any distribution hereunder shall be deemed to be made first from the Participant's After-Tax Contributions made prior to January 1, 1987, and second, pro rata from After-Tax Contributions made after December 31, 1986 and from the earnings on all such After-Tax Contributions. Any withdrawals under this Section 7.7 from the Participant's After-Tax Account shall be paid from the Funds in which such account is invested in the following order:

               (i)   Fixed Income Fund;

              (ii)   Bond Fund;

             (iii)   Balanced Fund;

              (iv)   Equity Fund; and

               (v)   Company Stock Fund.

     7.8 WITHDRAWALS FROM BEFORE-TAX ACCOUNT PRIOR TO TERMINATION OF EMPLOYMENT (effective for Plan Years before the 1989 Plan Year).

          (a) A Participant may for any of the purposes listed in subsection (b) below elect to withdraw from his Before-Tax Account, with the approval of the Committee, any amount not in excess of his Before-Tax Account as of the Determination Date coinciding with or immediately preceding the date of such withdrawal; provided, however, that no portion of his Before-Tax Account shall be withdrawn prior to the determination by the Committee that he has incurred a financial hardship. In any case where the Participant claims financial hardship, he shall submit a written request for such distribution in accordance with procedures prescribed by the Committee. As used herein "financial hardship" means an immediate and heavy financial need created by the hardship, and the funds necessary to meet the Participant's needs are not reasonably available from his other resources. Notwithstanding the above, any amounts withdrawn in accordance with this Section 7.8 shall not exceed 50% of the nonforfeitable balance of the Participant's Accounts as of the Determination Date coinciding with or immediately preceding the date of such withdrawal.

          (b) A Participant may request a withdrawal for only one of the following purposes: the purchase of a residence for the Participant; the financing of the higher education of a child or children of the Participant; the payment of the extraordinary medical expenses of the Participant, his spouse or any other person dependent upon him; the provision of supplemental pay to the Participant during a period of layoff; or for any other good reason approved by the Committee.

          (c) Any withdrawals under this Section 7.8 shall be made pro rata from the Funds in which the Participant's Before-Tax Account is invested.

     7.8A WITHDRAWALS FROM BEFORE-TAX ACCOUNTS AND ROLLOVER ACCOUNT PRIOR TO TERMINATION OF EMPLOYMENT (effective on and after the 1989 Plan Year).

          (a) A Participant may, upon the determination by the Committee that he has incurred a financial hardship, make a hardship withdrawal from his Before-Tax Accounts and his Rollover Account. In any case where the Participant claims financial hardship, he shall submit a written request for such distribution in accordance with procedures prescribed by the Committee. The Committee shall determine whether the Participant has a "financial hardship" on the basis of such written request in accordance with this Section 7.8A, and such determination shall be made in a uniform and nondiscriminatory manner. The Committee shall only make a determination of "financial hardship" if (A) the distribution to be made is made on account of an immediate and heavy financial need of the Participant and (B) the funds distributed are necessary to satisfy the Participant's need.

               (i) The determination of whether a Participant has an immediate and heavy financial need is to be made by the Committee on the basis of all relevant facts and circumstances. A distribution will be deemed to be on account of an immediate and heavy financial need if made on account of:

                     (A)  Expenses for medical care (as described in Code
          Section 213(d)) previously incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code Section 152) or necessary for these persons to obtain such medical care;

                     (B) The purchase (excluding mortgage payments) of a principal residence for the Participant;

                     (C) Tuition and related educational fees due for the next 12 months of post-secondary education for the Participant, the Participant's spouse, children or dependents;


                     (D) The need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                     (E) Any other event or expense deemed an immediate and heavy financial need by the Department of the Treasury.

              (ii) The determination of whether a distribution is necessary to satisfy the immediate and heavy financial need of the Participant shall be made by the Committee on the basis of all relevant facts and circumstances. The Committee shall determine that a distribution is necessary to satisfy the financial need if the Committee reasonably relies on the representations of the Participant that the immediate and heavy financial need cannot be relieved

                     (A) through reimbursement or compensation by insurance or otherwise;

                     (B) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

                     (C) by cessation of Before-Tax Contributions and After-Tax Contributions;

                     (D) by other distributions or nontaxable loans available from the Plan or any other plan in which the Participant participates; or

                     (E) by borrowing from commercial sources on reasonable commercial terms.

          For purposes of this paragraph (ii), a Participant's resources shall include assets of the Participant's spouse and minor children which are reasonably available to the Participant.

          (b) Any withdrawals under this Section 7.8A shall be paid from the Participant's accounts in the following order:

               (i)   the Participant's Rollover Account;

              (ii) the portion of the Participant's Before-Tax Account attributable to his Basic Before-Tax Contributions; and

             (iii) the portion of the Participant's Before-Tax Account attributable to his Supplemental Before-Tax Contributions.

However, no withdrawals shall be made under this Section 7.8A until all amounts have been withdrawn from the Participant's After-Tax Account pursuant to Section 7.7.

          (c) Within each account specified in Section 7.8A(b), any withdrawals under this Section 7.8A shall be paid from the Funds in which such account is invested in the following order:

               (i)   Fixed Income Fund;

              (ii)   Bond Fund;

             (iii)   Balanced Fund;

              (iv)   Equity Fund; and

               (v)   Company Stock Fund.

          (d) Distributions from the Participant's Before-Tax Accounts and Rollover Account because of hardship pursuant to paragraph (a) shall not exceed the least of:

               (i)   the amount of the immediate and heavy financial need; or



              (ii) the balance of the Participant's Before-Tax Account Accounts and Rollover Account as of the Determination Date coinciding with or immediately preceding the date of such withdrawal; or

             (iii) (A) the sum of the Participant's Before-Tax Accounts and Rollover Account as of November 30, 1988 plus the Participant's Before-Tax Contributions and Rollover Contributions made on or after December 1, 1989, reduced by (B) the aggregate amount distributed from the Participant's Before-Tax Accounts and Rollover Account on or after January 1, 1989.

     7.9 FACILITY OF PAYMENT. When, in the Committee's opinion, a Participant or beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his affairs, the Committee may direct the Trustee to make payments:

          (a)  directly to the Participant or beneficiary;

          (b) to a duly appointed guardian or conservator of the Participant or beneficiary;

          (c) to a custodian for the Participant or beneficiary under the Uniform Gifts to Minors Act;

          (d)  to an adult relative of the Participant or beneficiary; or

          (e)  directly for the benefit of the Participant or beneficiary.

Any such payment shall constitute a complete discharge therefor with respect to the Trustee and the Committee.

     7.10 CLAIMS PROCEDURE.

          (a) Any person who believes that he is then entitled to receive a benefit under the Plan, including one greater than that initially determined by the Committee, may file a claim in writing with the Committee.

          (b) The Committee shall within 90 days of the receipt of a claim either allow or deny the claim in writing. A denial of a claim shall be written in a manner calculated to be understood by the claimant and shall include:

               (i)   the specific reason or reasons for the denial;

              (ii) specific references to pertinent Plan provisions on which the denial is based;

             (iii) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

              (iv)   an explanation of the Plan's claim review procedure.

          (c) A claimant whose claim is denied (or his duly authorized representative) may, within 60 days after receipt of denial of his claim:

               (i)   submit a written request for review to the Committee;

              (ii)   review pertinent documents; and

             (iii)   submit issues and comments in writing.

          (d) The Committee shall notify the claimant of its decision on review within 60 days of receipt of a request for review. The decision on review shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

          (e)  The 90-day and 60-day periods described in subsections (b) and
(d), respectively, may be extended at the discretion of the Committee for a second 90- or 60-day period, as the case may be, provided that written notice of the extension is furnished to the claimant prior to the termination of the initial period, indicating the special circumstances requiring such extension of time and the date by which a final decision is expected.

          (f) Participants and beneficiaries shall not be entitled to challenge the Committee's determinations in judicial or administrative proceedings without first complying with the procedures in this Article. The Committee's decisions made pursuant to this Section are intended to be final and binding on Participants, beneficiaries and others.

                                    ARTICLE 8
                           TOP-HEAVY PLAN REQUIREMENTS

     8.1  DEFINITIONS.  For purposes of this Article 8:

          (a) A "Key Employee" is any current or former employee (and the beneficiaries of such employee) who at any time during the Determination Period was an officer of the Employer or an Affiliate if such individual's annual compensation exceeds 50% of the Defined Benefit Dollar Limitation, an owner (or considered an owner under Code Section 318) of one of the 10 largest interests in the Employer if such individual's compensation exceeds 100% of the Defined Contribution Dollar Limitation, a Five-Percent Owner, or a One-Percent Owner of the Employer who has an annual compensation of more than $150,000. Annual compensation means Total Compensation plus amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the employee's gross income under Code Section 125, 402(a)(8), 402(h) or 403(b). The "Determination Period" is the Plan Year containing the "Top-Heavy Determination Date" and the 4 preceding Plan Years.

          The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the regulations thereunder.

          (b) For any Plan Year beginning after December 31, 1983, this Plan is "Top-Heavy" if any of the following conditions exists:

               (i) The Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

              (ii) This Plan is a part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the group of plans exceeds 60%.

             (iii) This Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

          (c)  The "Top-Heavy Ratio" shall be determined as follows:

               (i) If the Employer maintains one or more defined contribution plans and the Employer has not maintained any defined benefit plan which during the 5-year period ending on the Top-Heavy Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for this Plan alone or for the Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Top-Heavy

     Determination Date(s) (including any part of any account balance distributed in the 5-year period ending on the Top-Heavy Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the Top-Heavy Determination Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-Heavy Ratio are increased to reflect any contribution not actually made as of the Top-Heavy Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

              (ii) If the Employer maintains one or more defined contribution plans and the Employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the Top-Heavy Determination Date(s) has or has had any accrued benefits, the Top-Heavy Ratio for any Required or Permissive Aggregation Group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Top-Heavy Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all Participants as of the Top-Heavy Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-Heavy Ratio are increased for any distribution of an accrued benefit made in the 5-year period ending on the Top-Heavy Determination Date.

             (iii) For purposes of (i) and (ii) above the value of account balances and the Present Value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Top-Heavy Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior year, or (B) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the Top-Heavy Determination Date will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Top-Heavy Determination Date(s) that fall within the same calendar year. The accrued benefit of a Participant other than a Key Employee shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (2) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

          (d) "Permissive Aggregation Group" means the Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

          (e) "Required Aggregation Group" means (i) each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the Determination Period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Section 401(a)(4) or 410.

          (f) "Top-Heavy Determination Date" means, for any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year or, for the first Plan Year of the Plan, the last day of that year.

          (g) "Present Value" shall be based on an interest assumption of 5% and a post-retirement mortality assumption based on the Unisex Pension 1984 Mortality Table.

          (h) "Employer" means the Employer and all Affiliates except for purposes of determining ownership under Code Section 416(i)(1).

     8.2  TOP-HEAVY PLAN REQUIREMENTS.

          (a)  (i)   Except as otherwise provided in (ii) and (iii) below, the
     Employer contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of three percent of such Participant's Considered Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code Section 401, the largest percentage of Employer contributions and forfeitures, as a percentage of the Key Employee's Considered Compensation, allocated on behalf of any

     Key Employee for that year. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (A) the Participant's failure to complete 1,000 Hours of Service (or any equivalent provided in the Plan),
     (B) the Participant's failure to make mandatory employee contributions to the Plan, or (C) Considered Compensation less than a stated amount.

              (ii) The provision in (i) above shall not apply to any Participant who was not employed by the Employer or an Affiliate on the last day of the Plan Year.

             (iii) The provision in (i) above shall not apply to any Participant to the extent the Participant is covered under any other plan or plans of the Employer and the Employer's contribution and forfeitures allocated under such plan or plans are equal to or exceed the amount required to be allocated under (i) above.

          (b) The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code
Section 411(a)(3)(B) or 411(a)(3)(D).

          (c) For any Plan Year in which this Plan is Top-Heavy, the following schedule shall be substituted for the schedule set forth in Section 6.6, provided that Section 6.6 shall apply to the extent that the nonforfeitable percentage thereunder is greater than the following schedule:

                                                 Nonforfeitable
          Years of Service                       Percentage
          ----------------                       --------------

          Less than 3                                   0
          3 or more                                   100

The minimum vesting schedule applies to all benefits within the meaning of Code
Section 411(a)(7) except those attributable to After-Tax Contributions, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's Top-Heavy status changes for any Plan Year. However, this Section does not apply to the account balances of any employee who does not have an hour of service after the Plan has initially become Top-Heavy and such employee's account balance attributable to Employer contributions and forfeitures will be determined without regard to this Section.

                                    ARTICLE 9
                       POWERS AND DUTIES OF PLAN COMMITTEE

     9.1  APPOINTMENT OF PLAN COMMITTEE.

          (a) The Board of Directors of the Company (the "Board of Directors") may name a Plan Committee (the "Committee") to consist of not less than 3 persons to serve as administrator and named fiduciary of the Plan. Any person, including directors, shareholders, officers and employees of the Employer, shall be eligible to serve on the Committee. Every person appointed a member of the Committee shall signify his acceptance in writing to the Board of Directors. In the event the Board of Directors does not appoint a Committee pursuant to this
Section 9.1, the Employer shall act as the administrator and named fiduciary of the Plan and all references to the Committee shall mean references to the Company so acting as administrator and named fiduciary of the Plan.

          (b) Members of the Committee shall serve at the pleasure of the Board of Directors and may be removed by the Board of Directors at any time with or without cause. Any member of the Committee may resign by delivering his written resignation to the Board of Directors, and such resignation shall become effective at delivery or at any later date specified therein. Vacancies in the Committee shall be filled by the Board of Directors.

          (c) Usual and reasonable expenses of the Committee may be paid in whole or in part by the Employer and any such expenses not paid by the Employer shall be paid by the Trustee out of the principal or income of the Trust Fund. The members of the Committee shall not receive any compensation for their services as such.

     9.2 POWERS AND DUTIES OF COMMITTEE. The Committee shall have final and binding discretionary authority to control and manage the operation and administration of the Plan, including all rights and powers necessary or convenient to the carrying out of its functions hereunder, whether or not such rights and powers are specifically enumerated herein. In exercising its responsibilities hereunder, the Committee may manage and administer the Plan through the use of agents who may include employees of the Employer.

     Without limiting the generality of the foregoing, and in addition to the other powers set forth in this Article 9, the Committee shall have the following discretionary authorities:

          (a) To construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder.

          (b) To prescribe procedures to be followed by Participants or beneficiaries filing applications for benefits.

          (c) To prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan.

          (d) To request and receive from the Employer, Participants and others such information as shall be necessary for the proper administration of the Plan.

          (e) To furnish the Employer upon request such annual and other reports with respect to the administration of the Plan as are reasonable and appropriate.

          (f) To receive, review and maintain on file reports of the financial condition and of the receipts and disbursements of the Trust Fund from the Trustee.

          (g)  To amend the Plan in accordance with Article 11.

     9.3  COMMITTEE PROCEDURES.

          (a) The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs.

          (b) A majority of the members of the Committee at the time in office shall constitute a quorum for the transaction of business. All resolutions or other actions taken by the Committee at any meeting shall be by the vote of the majority of the members of the Committee present at the meeting. The Committee may act without a meeting by written consent of a majority of its members.

          (c) The Committee may elect one of its members as chairman and may appoint a secretary, who may or may not be a Committee member, and shall advise the Trustee and the Employer of such actions in writing. The secretary shall keep a record of all actions of the Committee and shall forward all necessary communications to the Employer or the Trustee.

          (d) Filing or delivery of any document with or to the secretary of the Committee in person or by registered or certified mail, addressed in care of the Employer, shall be deemed a filing with or delivery to the Committee.

     9.4 CONSULTATION WITH ADVISORS. The Committee (or any fiduciary designated by the Committee pursuant to Section 9.8) may employ or consult with counsel, actuaries, accountants, physicians or other advisors (who may be counsel, actuaries, accountants, physicians or other advisors for the Employer).

     9.5 COMMITTEE MEMBERS AS PARTICIPANTS. Any Committee member may also be a Participant, but no Committee member shall have power to take part in any discretionary decision or action affecting his own interest as a Participant under this Plan unless such decision or action is upon a matter which affects all other Participants similarly situated and confers no special right, benefit or privilege not simultaneously conferred upon all other such Participants.

     9.6 RECORDS AND REPORTS. The Committee shall take all such action as it deems necessary or appropriate to comply with governmental laws and regulations relating to the maintenance of records, notifications to Participants, registrations with the Internal Revenue Service, reports to the U.S. Department of Labor and all other requirements applicable to the Plan.

     9.7  INVESTMENT POLICY.

          (a) The Committee from time to time shall determine the Plan's short-term and long-term financial needs, with which the investment policy of the Trust shall be appropriately coordinated, and such needs shall be communicated from time to time to the Trustee, Investment Managers or others having any responsibility for management and control of the Trust assets.

          (b) Subject to (c) below, the Trustee shall have exclusive authority and discretion to manage and control the assets of the Trust pursuant to an investment policy coordinated with the needs of the Plan as determined by the Committee.

          (c) The Committee may in its discretion appoint one or more Investment Managers to manage (including the power to direct the Trustee to acquire and dispose of) any assets of the Plan pursuant to an investment policy coordinated with the needs of the Plan as determined by the Committee, in which event the Trustee shall not be liable for the acts or omissions of any such Investment Manager or be under an obligation to invest or otherwise manage any asset of the Plan which is subject to the management of any such Investment Manager except as directed. Any such Investment Manager shall acknowledge in writing that he is a fiduciary with respect to the Plan.

          (d) The term "Investment Manager" shall mean: (i) a registered investment adviser under the Investment Advisers Act of 1940; (ii) a bank as defined in the Investment Advisers Act of 1940; or (iii) an insurance company qualified under the laws of more than one state to manage, acquire and dispose of plan assets.

     9.8 DESIGNATION OF OTHER FIDUCIARIES. The Committee may designate in writing other persons to carry out a specified part or parts of its responsibilities hereunder (including the power to designate other persons to carry out a part of such designated responsibility), but not including the power to appoint Investment Managers. Any such designation shall be accepted by the designated person, who shall acknowledge in writing that he is a fiduciary with respect to the Plan.

     9.9  OBLIGATIONS OF COMMITTEE.

          (a) The Committee or its properly authorized delegate shall make such determinations as are necessary to accomplish the purposes of the Plan with respect to individual Participants or classes of such Participants. The Employer shall notify the Committee of facts relevant to such determinations, including, without limitation, length of service, compensation for services, dates of death, permanent disability, granting or terminating of leaves of absence, ages, retirement and termination of service for any reason (but indicating such reason), and termination of participation. The Employer shall also be responsible for notifying the Committee of any other facts which may be necessary for the Committee to discharge its responsibilities hereunder.

          (b) The Committee is hereby authorized to act solely upon the basis of such notifications from the Employer and to rely upon any document or signature believed by the Committee to be genuine and shall be fully protected in so doing. For the purpose of this Section, a letter or other written instrument signed in the name of the Employer by any officer thereof shall constitute a notification therefrom; except that any action by the Company or its Board of Directors with respect to the appointment or removal of a member of the Committee or the amendment of the Plan and Trust or the designation of a group of employees to which the Plan is applicable shall be evidenced by an instrument in writing, signed by a duly authorized officer or officers, certifying that said action has been authorized and directed by a resolution of the Board of Directors of the Company.

          (c) The Committee shall notify the Trustee of its actions and determinations affecting the responsibilities of the Trustee and shall give the Trustee directions as to payments or other distributions from the Trust Fund to the extent they may be necessary for the Trustee to fulfill the terms of the Trust Agreement.

          (d) The Committee shall be under no obligation to enforce payment of contributions hereunder or to determine whether contributions delivered to the Trustee comply with the provisions hereof relating to contributions, and is obligated only to administer this Plan pursuant to the terms hereof.

     9.10 INDEMNIFICATION OF COMMITTEE. The Company shall indemnify members of the Committee and its authorized delegates who are employees of the Employer for any liability or expenses, including attorneys' fees, incurred in the defense of any threatened or pending action, suit or proceeding by reason of their status as members of the Committee or its authorized delegates, to the full extent permitted by the law of the Company's state of incorporation.

                                   ARTICLE 10
                             TRUSTEE AND TRUST FUND

     10.1 TRUST FUND. A Trust Fund to be known as the CLARCOR 401(k) Retirement and Savings Trust (herein referred to as the "Trust" or the "Trust Fund") has been established by the execution of a trust agreement with one or more Trustees and is maintained for the purposes of this Plan. The assets of the Trust will be held, invested and disposed of by the Trustee, in accordance with the terms of the Trust, for the benefit of the Participants and their beneficiaries.

     10.2 PAYMENTS TO TRUST FUND AND EXPENSES. All contributions hereunder will be paid into and credited to the Trust Fund and all benefits hereunder and expenses chargeable thereto will be paid from the Trust Fund and charged thereto.

     10.3 TRUSTEE'S RESPONSIBILITIES. The powers, duties and responsibilities of the Trustee shall be as set forth in the Trust Agreement and nothing contained in this Plan, either expressly or by implication, shall impose any additional powers, duties or responsibilities upon the Trustee.

     10.4 REVERSION TO AN EMPLOYER. An Employer has no beneficial interest in the Trust Fund and no part of the Trust Fund shall ever revert or be repaid to an Employer, directly or indirectly, except that an Employer shall upon written request have a right to recover:

          (a) within one year of the date of payment of a contribution by such Employer, any amount (less any losses attributable thereto) contributed through a mistake of fact;

          (b) within one year of the date on which any deduction for a contribution by such Employer under Code Section 404 is disallowed, an amount equal to the amount disallowed (less any losses attributable thereto); and

          (c) at the termination of the Plan, any amounts with respect to its employees remaining in the Excess Forfeiture Suspense Account.

                                   ARTICLE 11
                            AMENDMENT OR TERMINATION

     11.1 AMENDMENT. Subject to the provisions of Article 14, both the Company and the Committee reserve the right to amend this Plan at any time to take effect retroactively or otherwise, in any manner including, but not by way of limitation, the right to increase or diminish contributions to be made by the Employer hereunder, to change or modify the method of allocation of its contributions, to change any provision relating to the distribution or payment, or both, of any assets of the Trust.

     11.2 TERMINATION. Subject to the provisions of Article 14, the Company further reserves the right to terminate this Plan at any time.

     11.3 FORM OF AMENDMENT, DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS, AND TERMINATION. Any such amendment, discontinuance of Employer contributions or termination shall be made only by resolution of the Board of Directors of the Company or the Committee or by any person duly authorized to do so by the Board of Directors.

     11.4 LIMITATIONS ON AMENDMENTS. The provisions of this Article are subject to the following restrictions:

          (a) Except as provided in Section 10.4, no amendment shall operate either directly or indirectly to give the Employer any interest whatsoever in any funds or property held by the Trustee under the terms hereof, or to permit corpus or income of the Trust to be used for or diverted to purposes other than the exclusive benefit of the Participants and their beneficiaries.

          (b) Except to the extent necessary to conform to the laws and regulations or to the extent permitted by any applicable law or regulation, no amendment shall operate either directly or indirectly to deprive any Participant of his nonforfeitable beneficial interest in his Accounts as they are constituted at the time of the amendment.

          (c) No amendment shall change any vesting schedule unless each Participant who has completed 5 (effective beginning with the 1989 Plan Year, 3) or more Years of Service is permitted to elect to have the nonforfeitable percentage of his Employer Account computed under the Plan without regard to such amendment. The period for making such election shall expire no earlier than 60 days after the latest of the following dates: (i) the date the Plan amendment is adopted, (ii) the date the Plan amendment becomes effective, or
(iii) the date the Participant is issued written notice of the Plan amendment by the Committee. Notwithstanding the foregoing, no election need be offered to a Participant whose nonforfeitable percentage of his Employer Account cannot at any time be lower than such percentage determined without regard to such amendment.

          (d) Except as permitted by applicable law, no amendment shall eliminate or reduce an early retirement benefit or a retirement-type subsidy or eliminate an optional form of benefit.

     11.5 LEVEL OF BENEFITS UPON MERGER. This Plan shall not merge or consolidate with, or transfer assets or liabilities to, any other plan, unless each Participant shall be entitled to receive a benefit immediately after said merger, consolidation or transfer (if such other plan were then terminated) which shall be not less than the benefit he would have been entitled to receive immediately before said merger, consolidation or transfer (if this Plan were then terminated).

     11.6 VESTING UPON TERMINATION OR DISCONTINUANCE OF EMPLOYER CONTRIBUTIONS; LIQUIDATION OF TRUST.

          (a) This Plan shall be deemed terminated if and only if the Plan terminates by operation of law or pursuant to Section 11.2. In the event of any termination or partial termination within the meaning of the Code, or in the event the Employer permanently discontinues the making of contributions to the Plan, the Employer Account of each affected Participant who is employed by the Employer on the date of the occurrence of such event shall be nonforfeitable; provided, however, that in no event shall any Participant or beneficiary have recourse to other than the Trust Fund for the satisfaction of benefits hereunder.

          (b) In the event an Employer permanently discontinues the making of contributions to the Plan, the Trustee shall make or commence distribution to each Participant or his beneficiaries of the value of such Participant's Accounts as provided herein within the time prescribed in Article 7. However, if, after such discontinuance, the Company shall determine it to be impracticable to continue the Trust any longer, the Company may, in its discretion, declare a date to be the Determination Date for all Participants whose Determination Date has not yet occurred. Such date shall also constitute the final distribution date for each Participant or beneficiary whose Accounts are being distributed in installments.

          (c) The liquidation of the Trust, if any, in connection with any Plan termination shall be accomplished by the Committee acting on behalf of the Company. After directing that sufficient funds be set aside to provide for the payment of all expenses incurred in the administration of the Plan and the Trust, to the extent not paid or provided for by the Employer, the Committee shall, as promptly as shall then be reasonable under the circumstances, liquidate the Trust assets and distribute to each Participant or beneficiary his Accounts in the Trust Fund.

Notwithstanding the foregoing, if the Employer or an Affiliate maintains another defined contribution plan, the Accounts of such Participant shall be transferred to such other plan unless the distributable balance of such Accounts does not exceed $3,500 or the Participant consents to distribution of such Accounts.
Upon completion of such liquidation and distribution, the Trust shall finally and completely terminate. In the event the Committee is no longer in existence, the actions to be taken by the Committee pursuant to this Section shall be taken by the Trustee.

                                   ARTICLE 12
                             ADOPTION BY AFFILIATES

     12.1 ADOPTION OF PLAN. Subject to any resolution or terms of any agreement approved by the Board of Directors or a committee thereof to the contrary, any Affiliate may adopt this Plan for the benefit of its eligible employees if authorized to do so by the Board of Directors of the Company. Such adoption shall be by resolution of such Affiliate's board of directors, a certified copy of which shall be filed with the Company, the Committee and the Trustee. Upon such adoption, such Affiliate shall become an "Employer" and all terms and conditions of the Plan shall apply to eligible employees of such Employer, subject to Section 1.4.

     12.2 THE COMPANY AS AGENT FOR EMPLOYER. Each Employer which has adopted this Plan pursuant to Section 12.1 hereby irrevocably gives and grants to the Company full and exclusive power conferred upon it by the terms of the Plan and Trust to take or refrain from taking any and all action which such Employer might otherwise take or refrain from taking with respect to the Plan, including sole and exclusive power to exercise, enforce or waive any rights whatsoever which such Employer might otherwise have with respect to the Trust, and each such Employer, by adopting this Plan, irrevocably appoints the Company its agent for such purposes. Neither the Trustee nor the Committee nor any other person shall have any obligation to account to any such Employer or to follow the instructions of or otherwise deal with any such Employer, the intention being that all persons shall deal solely with the Company as if it were the sole company which had adopted this Plan. Each such Employer shall contribute such amounts as determined under Article 3.

     12.3 ADOPTION OF AMENDMENTS. Any Employer which adopts this Plan pursuant to Section 12.1 may amend this Plan with respect to its own employees by resolution of its board of directors, if authorized to do so by the Board of Directors of the Company or any person so duly authorized by the Board of Directors of the Company.


     12.4 TERMINATION.  Any Employer which adopts this Plan pursuant to Section
12.1 may terminate this Plan with respect to its own employees by resolution of its board of directors, if authorized to do so by the Board of Directors of the Company, or any person so duly authorized by the Board of Directors of the Company.

     12.5 DATA TO BE FURNISHED BY EMPLOYERS. Each Employer which adopts this Plan pursuant to Section 12.1 shall furnish information and maintain such records with respect to its employees as called for hereunder, and its determinations and notifications with respect thereto shall have the same force and effect as comparable determinations by the Company with respect to its employees.

     12.6 JOINT EMPLOYEES. If a Participant receives Considered Compensation during a Plan Year from more than one Employer, the total amount of such Considered Compensation shall be considered for the purposes of the Plan, and the respective Employers shall share in contributions to the Plan on account of said Participant based on the Considered Compensation paid to such Participant by the Employer.

     12.7 EXPENSES. Each Employer shall pay such part of actuarial and other necessary expenses incurred in the administration of the Plan as the Company shall determine.

     12.8 WITHDRAWAL. An Employer may withdraw from the Plan by giving 60 days' written notice of its intention to the Company and the Trustee, unless a shorter notice shall be agreed to by the Company.

     12.9 PRIOR PLANS. If an Employer adopting the Plan already maintains a defined contribution plan covering employees who will be covered by this Plan, it may, with the consent of the Company, provide in its resolution adopting this Plan for the termination of its own plan or for the merger, restatement and continuation, of its own plan by this Plan. In either case, such Employer may, subject to the approval of the Company, provide in its resolution of adoption of this Plan for the transfer of the assets of such plan to the Trust for this Plan for the payment of benefits accrued under such other plan.

                                   ARTICLE 13
                                  MISCELLANEOUS

     13.1 NO GUARANTEE OF EMPLOYMENT, ETC. Neither the creation of the Plan nor anything contained in the Plan or trust agreement shall be construed as a contract of employment between the Employer and the Participant or as giving any Participant hereunder or other employee of the Employer any right to remain in the employ of the Employer, any equity or other interest in the assets, business or affairs of the Employer, or any right to complain about any action taken or any policy adopted or pursued by the Employer.

     13.2 RIGHTS OF PARTICIPANTS AND OTHERS.

          (a) Except as may be provided in the Plan with respect to loans to a Participant, no Participant shall have any right to sell, assign, pledge, hypothecate, anticipate or in any way create a lien upon any part of the Trust Fund. Except to the extent required by law or provided in the Plan, no interest in the Trust Fund, or any part thereof, shall be assignable in or by operation of law, or be subject to liability in any way for the debts or defaults of Participants, their beneficiaries, spouses or heirs-at-law, whether to the Employer or to others.

          (b) Prior to the time that distributions are to be made hereunder, the Participants, their spouses, beneficiaries, heirs-at-law or legal representatives shall have no right to receive cash or other things of value from the Employer or the Trustee from or as a result of the Plan and Trust.

     13.3 QUALIFIED DOMESTIC RELATIONS ORDER. Notwithstanding anything in this Plan to the contrary, the Committee shall distribute a Participant's Accounts, or any portion thereof, in accordance with the terms of any domestic relations order entered on or after January 1, 1985, which the Committee determines to be a qualified domestic relations order described in Code Section 414(p).

     13.4 CONTROLLING LAW. To the extent not preempted by the laws of the United States of America, the laws of the State of Illinois shall be controlling state law in all matters relating to the Plan.

     13.5 SEVERABILITY. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

     13.6 NOTIFICATION OF ADDRESSES. Each Participant and each beneficiary of a deceased Participant shall file with the Committee from time to time in writing his post-office address and each change of post-office address. Any communication, statement or notice addressed to the last post-office address filed with the Committee, or if no such address was filed with the Committee, then to the last post-office address of the Participant or beneficiary as shown on the Employer's records, will be binding on the Participant and his beneficiary for all purposes of this Plan and neither the Committee nor the Employer shall be obliged to search for or ascertain the whereabouts of any Participant or beneficiary.

     13.7 GENDER AND NUMBER. Whenever the context requires or permits, the gender and number of words shall be interchangeable.

                                   ARTICLE 14
                        CHANGE IN CONTROL OF THE EMPLOYER

     14.1 CHANGE IN CONTROL - DEFINED. "Change in control" of the Employer shall be deemed to have taken place if


          (a) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company having 15% or more of the total number of votes that may be cast for the election of directors of the Company; or

          (b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Company before such Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

     14.2 INTENT.   Since financial transactions concerning the control of
corporations have involved the investment of retirement trust assets for the direct or indirect purpose of acquiring such control over corporations, the Employer and the Trustees intend by this Article 14 and the related Article 11 to prohibit the use of this Trust's assets for any purpose except the exclusive benefit of participants in the event of a Change in Control. Therefore, all other Sections of this Plan shall be subject to this Article 14 in the event of a Change in Control.

     14.3 PROHIBITIONS ON CHANGE IN CONTROL. In the event of a Change in Control, the following acts are prohibited for a period of thirty-six (36) months beginning on the first day of the month in which the Change occurs and ending on the first day of the thirty-seventh (37th) calendar month thereafter:

          (a)  Amendment to this Article 14 or to Article 11 of this Plan.

          (b) Amendment to any other section of this Plan or of any other provision of the Plan which would allow any assets of the Trust to revert or otherwise be paid to the Employer unless required by a final order of a court of competent jurisdiction to maintain the status of the Plan as qualified under
Section 401(a) of the Code.

          (c) Investment of any portion of Trust assets in any employer security as defined in Section 407 of ERISA.

          (d) Investment in any security, bond, note or other financial instrument in order to seek financial control of an entity.

          (e) Investment in any security, bond, note or other financial instrument in order to confer a benefit directly or indirectly upon any person other than the Participants in their capacity as beneficiaries of this Plan.

          (f) Merger of the Plan with any other plan except a plan maintained by the Company or its subsidiaries prior to the Change in Control.

          (g) Termination of the Plan unless all assets are distributed to the persons entitled to benefits under the Plan within one year after the termination has been approved by the Internal Revenue Service.

                                   APPENDIX A
                      APPLICABLE TO MICHIGAN SPRING COMPANY

1. EFFECTIVE DATE. A participant in the Michigan Spring Company Profit Sharing Plan ("MSC Plan") on November 30, 1989 shall automatically become a Participant in this Plan as of December 1, 1989. Such Participant's account balance(s) in the MSC Plan shall be allocated to his Rollover Account as of such date, and shall be fully vested. Any other Eligible Employee of Michigan Spring Company shall become eligible to participate in the Plan in accordance with the requirements of Section 2.1.

2. TERMS AND CONDITIONS. All terms and conditions of the Plan shall apply to Michigan Spring Company Participants, with the following exceptions:

          (a)  The definition of "Basic Before-Tax Contributions" set forth in
Article I is modified to provide that Basic Before-Tax Contributions shall not exceed 2% of a Participant's Considered Compensation.

          (b) The definition of "Supplemental Before-Tax Contributions" set forth in Article I is modified to provide that Supplemental Before-Tax Contributions shall not exceed 13% of a Participant's Considered Compensation.

3. INVESTMENT FUNDS -- OPTIONS. A participant in the MSC Plan on November 30, 1989 who elected to invest his account balance(s) in a real estate limited partnership under that Plan shall be allowed to continue to invest any or all of the amount so invested in such partnership after his account balance(s) is transferred to this Plan on December 1, 1989. Amounts so invested shall be treated as invested in a separate investment fund for purposes of Article 5.

4.   OUTSTANDING LOANS.

          (a) Any participant in the MSC Plan on November 30, 1989 who has an outstanding loan made under the provisions of that plan shall remain liable for such loan according to its terms after the transfer of his accounts to this Plan on December 1, 1989. Loans shall be an asset of the Participant's Accounts and shall be treated in the manner of a segregated account.

          (b) Effective for loans granted before October 19, 1989, upon the Participant's termination of employment, the unpaid balance of any loan, including any unpaid interest, shall be charged first against his After-Tax Account, then against his Rollover Account, then against the vested portion of his Matching Account and then against his Before-Tax Account, before distribution to the Participant. If after charging the Participant's Accounts in the manner described above with the unpaid balance of the loan, including any unpaid interest, there still remains an unpaid balance of any such loan and interest, then the remaining unpaid balance of such loan and interest shall be charged against any property pledged as security with respect to such loan.

          (c) Effective for loans granted after October 19, 1989, upon the failure of a Participant to make loan payments or some other event of default set forth in the promissory note, or upon termination of the Plan pursuant to
Section 11.2, such loan shall become due and payable, and the unpaid balance of such loan, including any unpaid interest, may in the Committee's discretion be charged against the Participant's segregated loan account; provided, that any unpaid balance of such loan, including any unpaid interest, shall be charged against the Participant's segregated loan account before any distribution to the Participant. If after the Participant's segregated loan account has been so charged, there remains an unpaid balance of any such loan and interest, then the remaining unpaid balance of such loan shall be charged against any property pledged as security with respect to such loan.

                                   APPENDIX B
                       APPLICABLE TO TIMMS SPRING COMPANY

1. EFFECTIVE DATE. A participant in the Timms Spring Company 401(k) CIGNA Plan (the "Timms Plan") on November 30, 1989 shall automatically become a Participant in this Plan as of December 1, 1989. Such Participant's account balance(s) in the Timms Plan shall be allocated to his Before-Tax Account as of such date, and shall be fully vested. Any other Eligible Employee of Timms Spring Company shall become eligible to participate in the Plan in accordance with the requirements of Section 2.1, subject to item 2(a) below.

2. TERMS AND CONDITIONS. All terms and conditions of the Plan shall apply to Timms Spring Company Participants, with the following exceptions:

          (a)  The definition of "Basic Before-Tax Contributions" set forth in
Article I is modified to provide that Basic Before-Tax Contributions shall not exceed 0% of a Participant's Considered Compensation.

          (b) The definition of "Supplemental Before-Tax Contributions" set forth in Article I is modified to provide that Supplemental Before-Tax Contributions shall not exceed 15% of a Participant's Considered Compensation.

          (c) No Matching Employer Contributions shall be made by Timms Spring Company to the Plan and all references to "Matching Employer Contributions" and "Matching Employer Account" in the Plan shall be inoperative with respect to Timms Spring Company Participants; and

          (d) Section 2.1(b) is modified to provide that an Eligible Employee of Timms Spring Company hired before December 1, 1989 who is not a Participant in the Plan on such date pursuant to Section 1 of this Appendix B shall be eligible to participate in the Plan, if he is then employed by the Employer, on the Entry Date coinciding with or next following the later of (i) the date on which he has completed six (6) months of service or (ii) his 21st birthday. Eligible Employees of Timms Spring Company hired on or after December 1, 1989 shall be eligible to participate in the Plan in accordance with Section 2.1 of the Plan.

3.   OUTSTANDING LOANS.

          (a) Any participant in the Timms Plan on November 30, 1989 who has an outstanding loan made under the provisions of that plan shall remain liable for such loan according to its terms after the transfer of his accounts to this Plan on December 1, 1989. Loans shall be an asset of the Participant's Accounts and shall be treated in the manner of a segregated account.

          (b) Effective for loans granted before October 19, 1989, upon, the unpaid balance of any loan, including any unpaid interest, shall be charged first against his After-Tax Account, then against his Rollover Account, and then against his Before-Tax Account, before distribution to the Participant. If after charging the Participant's Accounts in the manner described above with the unpaid balance of the loan, including any unpaid interest, there still remains an unpaid balance of any such loan and interest, then the remaining unpaid balance of such loan and interest shall be charged against any property pledged as security with respect to such loan.

          (c) Effective for loans granted after October 19, 1989, upon the failure of a Participant to make loan payments or some other event of default set forth in the promissory note, or upon termination of the Plan pursuant to
Section 11.2, such loan shall become due and payable, and the unpaid balance of such loan, including any unpaid interest, may in the Committee's discretion be charged against the Participant's segregated loan account; provided, that any unpaid balance of such loan, including any unpaid interest, shall be charged against the Participant's segregated loan account before any distribution to the Participant. If after the Participant's segregated loan account has been so charged, there remains an unpaid balance of any such loan and interest, then the remaining unpaid balance of such loan shall be charged against any property pledged as security with respect to such loan.

                                   APPENDIX C
                       APPLICABLE TO BALDWIN FILTERS, INC.

1. EFFECTIVE DATE. Effective December 1, 1989, an Eligible Employee of Baldwin Filters, Inc. shall become eligible to participate in the Plan in accordance with the requirements of Section 2.1.

2. TERMS AND CONDITIONS. All terms and conditions of the Plan shall apply to Baldwin Filters, Inc. Participants with the following exceptions:

          (a)  The definition of "Basic Before-Tax Contributions" set forth in
Article I is modified to provide that Basic Before-Tax Contributions shall not exceed 2% of a Participant's Considered Compensation.

          (b) The definition of "Supplemental Before-Tax Contributions" set forth in Article I is modified to provide that Supplemental Before-Tax Contributions shall not exceed 13% of a Participant's Considered Compensation.